                    Filed Pursuant to Rule No. 424(b)(3)  File Number 333-103651

[LOGO] MARCO COMMUNITY BANCORP

                                  MARCO COMMUNITY BANCORP, INC.
              Up To 1,000,000 Units Composed of 1,000,000 Shares of Common Stock
                    and 1,000,000 Warrants to Purchase One-Quarter Share of Common Stock, and Up to 300,000 Shares of Common Stock

         Marco Community Bancorp, Inc. is conducting an offering of its securities in three phases. The first phase is open for 30 days to residents of Marco Island, Goodland and Isle of Capri, Florida and the subdivisions in unincorporated Collier County, Florida, known as Fidders Creek or located on Mainsail Drive, and our directors and employees only. Those individuals may subscribe for units composed of one share of our common stock and one warrant to purchase one-quarter share of our common stock. Phase one will conclude after 30 days or when we sell 500,000 units, whichever comes first. Phase two will then be open to all other Florida residents to purchase identical units for 60 days. At the option of the Board of Directors, we may extend phase two for up to an additional 60 days. Phase two will end no later than October 6, 2003. In the first two phases, the units are priced at $9.00 and the exercise price of the warrants is also $9.00 per whole share. The minimum subscription in these phases is 100 units and we will place all subscription funds in an escrow account, pending receipt of subscriptions for a minimum of 800,000 units, or termination of the entire offering.

         Our organizers and executive officers intend to purchase at least 311,745 units in phases one and two. At the conclusion of phases one, two and three, these insiders will own between 23.98% and 38.97% of our outstanding common stock.

         Phase three of the offering will begin only if the minimum 800,000 units are sold in phases one and two and when and if our wholly-owned subsidiary, Marco Community Bank (In Organization) opens for business; it will end no later than December 30, 2003. In this phase, we will offer up to 300,000 shares of our common stock to the bank's depositors whose accounts meet certain criteria. Units which are not sold in phases one and two will not be available for subscription in phase three. The price of these shares of common stock will be $9.00 and we will also require a minimum subscription of 100 shares.

         The offered securities will be sold on a best-efforts basis by certain of our directors and executive officers and we will not pay any commissions on any sales. Through a subscription committee, the Board reserves the right to reject any subscription, in any phase, in whole or in part. Once we accept a subscription, a subscriber will not be permitted to withdraw it. If we do not receive subscriptions for a minimum of 800,000 units in the first two phases, the entire offering will be terminated. Furthermore, the Board reserves the right to terminate the offering for any reason. In the event we terminate the offering because we do not receive the minimum amount of subscriptions in the first two phases, all subscription funds, together with any earned interest, will be promptly refunded.

         Our primary activity to this date has been organizing Marco Community Bank (In Organization), which we intend to operate as a community bank in Marco Island, Florida. The proceeds from this offering will primarily be used to capitalize the bank. This is our initial public offering of our securities. There is no established market for our common stock and warrants, and we do not expect one to develop after the offering.

         See "Risk Factors" beginning on page 4 for a discussion of certain risks that should be carefully considered by prospective investors.

                              ---------------------

The securities we are offering are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

==============================================================================================================
                                     Subscription         Estimated Fees and         Proceeds to the Company(1)
                                         Price          Underwriting Expenses

===============================================================================================================
Per unit in phases one and two           $9.00                    $0                           $9.00
---------------------------------------------------------------------------------------------------------------
Per share in phase three                 $9.00                    $0                           $9.00
---------------------------------------------------------------------------------------------------------------
Minimum Offering/(2)/                 $7,200,000                  $0                         $7,200,000
---------------------------------------------------------------------------------------------------------------
Maximum Offering/(3)/                 $13,950,000                 $0                        $13,950,000
===============================================================================================================

/(1)/ Before deducting offering expenses estimated to be $50,000, including registration fees, legal and accounting fees, printing and other miscellaneous expenses.
/(2)/  Amount based on the sale of 800,000 units at $9.00 per unit.
/(3)/ Amount based on the sale of 1,000,000 units, 300,000 shares and the exercise of 1,000,000 warrants to purchase 250,000 shares at $9.00 per unit and per share.

                  The date of this prospectus is May 9, 2003.

                              [ARTIST'S RENDERING]


                       Future Home - Marco Community Bank
                        And Marco Community Bancorp, Inc.
                Corner of San Marco Road and South Barfield Drive
                         Adjacent to True-Value Hardware

                               PROSPECTUS SUMMARY

     The following is a summary of certain information contained in this prospectus and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this prospectus. Prospective purchasers are urged to read the entire prospectus carefully.

                                   The Company

     Temporary Headquarters:    1122 North Collier Boulevard, Chamber of
                                Commerce Plaza Marco Island, Florida 34145
     Mailing Address:           Post Office Box 1340
                                Marco Island, Florida 34146
     Telephone Number:          (239) 394-3901

     Marco Community Bancorp, Inc. ("Company") was incorporated under the laws of the State of Florida on January 28, 2003, for the purpose of operating as a bank holding company pursuant to the Bank Holding Company Act of 1956. We intend to use the net proceeds of this offering to purchase 100% of the common stock to be issued by Marco Community Bank (In Organization) ("Bank"), to redeem preferred stock which has been issued to our organizers to fund organizational expenses and for other corporate purposes. Neither the Company nor the Bank has commenced business operations, and neither will do so until this offering is completed and the requisite approvals of the Florida Department of Financial Services ("Florida Department"), the Federal Deposit Insurance Corporation ("FDIC") and the Board of Governors of the Federal Reserve System ("Federal Reserve") are obtained.

     The Company's and the Bank's main office will be located in Marco Island, Collier County, Florida. The Bank will operate as a full service commercial bank with primary emphasis upon high quality service directed at meeting the financial needs of the individuals and businesses residing and located in and around Marco Island, Florida. It is anticipated that the Bank will commence business operations sometime during the second quarter of 2003, or as soon after as practicable.

     There is presently no market for our securities and we do not anticipate one developing after the offering. Therefore, it may be difficult for you to sell your securities, as only an informal market between buyers and sellers may develop.

                                  The Offering

Securities offered ................  1,000,000 units consisting of one share of common stock and one warrant to
                                     purchase one-quarter share of common
                                     stock, and 300,000 individual shares. We require a minimum of 800,000 units to be sold and have set a maximum of 1,000,000 units and 300,000 individuals shares to be sold in this offering.

Price .............................  $9.00 per unit or per share, as applicable.

Terms of warrants ................  Units sold during phases one and two of the offering will each contain one warrant. Each warrant will entitle the holder thereof to purchase one-quarter share of additional common stock for $9.00 per share during the two-year period following the Bank opening for business. The Board may extend the term of the warrants for up to six months and may call them upon 30 days notice after the Bank has been open for one year. The warrants are not transferrable except under certain circumstances.

Phase one ........................  During phase one, we will permit only residents of Marco Island, Goodland and Isle of Capri, Florida and the subdivisions in unincorporated Collier County, Florida known as Fiddlers Creek or located on Mainsail Drive, as well as directors and employees of the Company or the Bank, to purchase units of our common stock and warrants. This phase will last for the shorter of 30 days or until 500,000 units are sold.

Phase two ........................  During phase two, we will permit only residents of Florida to purchase units of our common stock and warrants. This phase will last for the 60 days immediately following phase one; however, the Board may extend the term for up to 60 additional days.

Phase three ......................  During phase three, we will permit certain personal and business Bank depositors to purchase individual shares of common stock. This phase will begin when the Bank opens for business and will last until the earlier of the sale of 300,000 shares or December 30, 2003.

                                    Eligible personal depositors will be those who agree to maintain a checking account with an average balance of $1,000 for at least 18 months or who purchase a certificate of deposit of at least $10,000, with a term of at least 18 months. Personal depositors will be permitted to subscribe for a minimum of 100 shares and a maximum of 750 shares.

                                    Eligible business depositors will be those who agree to maintain their primary operating account with an average balance of $5,000 for at least 18 months. Business depositors will be permitted to purchase a minimum of 100 shares and a maximum of 2,000 shares.

                                    To maximize the likelihood that all the
                                    offered shares are purchased by our
                                    depositors, we will lift the purchase
                                    limitations in phase three after December 1, 2003. After that date, all eligible depositors will be permitted to increase their purchases to up to 20,000 shares, on a first-come-first-serve basis. After December 25, 2003, our directors and executive officers will be permitted to purchase any remaining shares, on a first-come-first -serve basis.

Purchase limitations .............  Except for our directors and employees, who have no purchase limitations, subscribers will be permitted to subscribe for a minimum of 100 units or shares and a maximum of 20,000 units or shares.

Best efforts offering ............  No brokerage commission will be paid in connection with the offering, as no
                                    underwriter or broker has been retained.
                                    Units and shares will be offered through our executive officers and directors who will receive no compensation for such sales. Units and shares are being offered on a best efforts basis. This means there is no guarantee that we will be able to sell all or any of the securities offered.

Risk factors .....................  Before investing, you should carefully consider the "Risk Factors" section
                                    beginning on page 4.

                         Information About the Offering

     Questions concerning the offering should be directed to Michael A. Micallef, Jr., President, or directors Joel M. Cox, Sr. or Stephen A. McLaughlin at Marco Community Bancorp, Inc., 1122 North Collier Boulevard, Chamber of Commerce Plaza, Marco Island, Florida 34145; (239) 394-3901.

                                 Use of Proceeds

     We will use the proceeds of the offering to purchase 100% of the to-be-issued capital stock of the Bank; to provide working capital for the Bank to commence its business operations (including officers' and employees' salaries); to redeem the preferred stock issued to our organizers to pay expenses in connection with the formation of the Company, the organization of the Bank, and this offering; and for other corporate purposes. Proceeds not used to purchase Bank stock will be used to fund future capital requirements of the Bank, as well as for other permissible investments for bank holding companies, including the possible acquisition of other financial institutions.

                                  RISK FACTORS

     An investment in our securities involves a high degree of risk. You should carefully consider the risks below and other information in this prospectus before deciding to invest in our common stock.

We have incurred capital losses since we commenced operations and we are likely to continue to incur losses in the future.

     We expect to incur significant losses before we are able to open for business. We are unable to predict at what point we may become profitable, if ever. There is a risk that we may never become profitable.

     Our primary asset will be the Bank, and our profitability will be dependent upon its successful operation. Although we anticipate that we will open the Bank in the second quarter of 2003, we can offer no assurance as to when, if at all, this will occur. Any delay in opening the Bank will increase our pre-opening expenses and postpone our realization of potential revenues. Such a delay would cause our accumulated deficit to increase as a result of continuing operating expenses, including mortgage payments, salaries and other administrative expenses. We will incur substantial expenses operating the Bank, and can offer no assurance that the Company will be profitable or that future earnings, if any, will meet the levels of earnings prevailing in the banking industry.

Our securities have no trading market and one may never develop, which will limit your ability to sell your securities.

     Presently there is no established market for our securities. Furthermore, we do not intend to list our securities on a national securities exchange or to qualify such common stock for quotation on NASDAQ. Therefore, there will not be a liquid market for such securities. You may find it difficult or impossible to liquidate your investment at a time when they you may desire to do so. You may, therefore, be required to bear the economic risks of this investment for an indefinite period of time. In addition, there can be no assurance that an established public market will develop for such securities upon completion of this offering or that substantial trading activity in the shares will occur for several years, if at all.

The offering price may exceed the fair market value of our shares which would cause an immediate decrease in the value of your investment.

     Prior to the offering, there has been no active trading market in our common stock. The offering price bears no relationship to the amount of our assets, book value, shareholders' equity or other typical criteria of value, and may exceed the fair market value of our shares and the price at which shares may be sold after the offering. Consequently, you may lose a portion of your investment simply as a result of our inaccurately determining the offering price.

We have a very limited operating history.

     We have recently formed the Company and do not have any prior operating history. We will not have any initial business activities other than purchasing property for our and the Bank's corporate headquarters, completing the organization of the Bank, working to become a bank holding company and investing the proceeds of the offering. It is expected that we may incur operating losses during our initial years of operation, and may not achieve significant profitability for some time, if at all. No assurance can be given as to our long-term profitability. In addition to the possibility that we fail to receive final regulatory approval in connection with the formation of the Bank, our business is subject to the risks inherent in the establishment of any new business enterprise. Because of our lack of operating history, you do not have access to the type and amount of information that would be available to a purchaser of the securities of a financial institution or holding company with an operating history.

We may need to raise additional capital, which could dilute your ownership interest if the sale is at a price less than the price per share in the offering.

     We may need to raise additional capital in the future to support our business, expand our operations, or maintain minimum capital levels required by our bank regulatory agencies. If we do sell additional shares of common stock to raise capital, we may sell shares at a price less than what is being paid in this offering, which would dilute your ownership interest. Such dilution could be substantial.

Our executive officers and directors will have substantial control over the Company after the offering, which could delay or prevent a change of control favored by our other shareholders.

     Our executive officers and directors, if acting together, may be able to significantly influence all matters requiring approval by our shareholders, including election of directors and the approval of mergers or other business combination transactions. Our executive officers and directors have expressed their intent to purchase 311,745 units, representing approximately 23.98% of the total number of shares outstanding, based on 1,300,000 shares outstanding (excluding warrants) after the offering is completed.

     The interest of these shareholders may differ from the interests of other shareholders and these shareholders, acting together, will be able to influence significantly all matters requiring approval by shareholders. As a result, our executive officers and directors could approve or cause us to take actions of which you disapprove or that may be contrary to your interests and those of other investors.

Certain provisions of Florida law may discourage or prevent a takeover of the Company and result in a lower market price for our common stock.

     Florida law, as well as certain federal regulations, contain anti-takeover provision that apply to us. These provisions could discourage potential buyers from seeking to acquire us in the future, even though certain shareholders may wish to participate in such a transaction. These provisions could also adversely affect the market price of our common stock.

We may not succeed in implementing our business strategy

     We may not be able to effectively manage the expansion of our operations, or achieve the rapid execution necessary to achieve profitability. We may not succeed in implementing our business strategy and, even if we do succeed, our strategy may not have the favorable impact on operations that we anticipate. If we are unable to manage growth effectively, or to otherwise implement our business strategy, our business and the value of your investment could be materially adversely affected.

If we cannot attract quality loans and deposits, we will not be able to grow.

     Our ability to increase our assets depends in large part on our ability to attract additional deposits at competitive rates. Furthermore, we must be able to attract quality loans to fund with our deposits.

We may not be able to compete with our competitors for larger customers, because our lending limits will be lower than theirs.

     As a start-up financial institution, our lending limits will be significantly less than those of many of our competitors. This may adversely affect our ability to establish loan relationships with larger businesses in our primary market.

Some of our borrowers may not repay their loans, and losses from loan defaults may exceed the allowance we establish for that purpose, which may have an adverse effect on our business.

     Some borrowers may not repay loans that we make to them. If a significant number of loans are not repaid, it will have an adverse affect on our earnings and overall financial condition. The determination of an appropriate level of loan loss allowance is an inherently difficult process and is based on numerous assumptions. As a result, our allowance for loan losses may not be adequate to cover actual losses, and future provision for loan losses may adversely affect our earnings.

If adverse economic conditions in our target market exist for a prolonged period, our financial results could be adversely affected.

     A prolonged economic downturn or recession in our target market would result in operating losses, impaired liquidity and the erosion of capital. A variety of factors could cause such an economic dislocation or recession, including adverse developments in the industries in this area, such as tourism, or natural disasters such as hurricanes and floods, which are more likely to occur in coastal communities such as Collier County, Florida.

If real estate values in our target market decline, our loan portfolio would be impaired.

     A significant portion of our loan portfolio will likely consist of mortgages secured by real estate located in our market area. If real estate prices decline in the market, the value of the real estate collateral securing our loans could be reduced. Such a reduction in the value of our collateral could increase the number of non-performing loans and adversely affect our financial performance and the value of your investment.

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

     We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or performance after the offering. Also, when we use any of the words "believes," expects," "anticipates," "intends," "may," or similar expressions, we are making forward looking statements. Many possible events or factors could affect our future financial results, and could cause those results or performances to differ materially from those expressed in our forward-looking statements. These possible events or factors include:

     .    Legal and regulatory risks and uncertainties;
     .    Economic, political and competitive forces affecting us; and
     . The risk that our analysis of these risks and forces could be incorrect, or that the strategies we have developed to deal with them may not succeed.

         You should also recognize that all forward-looking statements are necessarily speculative and speak only as the date made. You should also recognize that various risks and uncertainties, such as those described above, could cause actual results for future periods to differ materially. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that any expectations will prove to be correct.

                                TERMS OF OFFERING

General

         We are conducting an offering of our securities in three phases. The first two phases are limited to purchasers residing in certain geographic areas, as well as our directors and employees, and the last phase is limited to certain of the Bank's Florida-based depositors. During the initial phases, prospective investors may subscribe for units consisting of our common stock and warrants to purchase our common stock. In the third phase, eligible depositors may subscribe for common stock only.

         In all three phases, we reserve the right to accept or reject all subscriptions, in whole or in part. A subscription committee of our Board of Directors will review each subscription and determine whether, and to what extent, to accept it. Other than Company and Bank directors and employees, no investor will be permitted to purchase less than 100 units or shares or more than 20,000 units or shares. Further limits for phase three are described below. All of these limits are applicable to individual investors and their related interests, such as owned businesses, trusts, and spouses.

         During the first two phases of the offering, all subscription funds will be placed in an escrow account with the Independent Bankers' Bank of Florida acting as escrow agent. Upon receiving accepted subscriptions for the minimum offering amount of 800,000 units in phase one or phase two, the escrow agent will disburse the accepted subscription funds to us and we will issue our securities. An additional closing will occur at the end of the second phase. Phase three will end on the earlier of the date we sell 300,000 shares or December 30, 2003.

         We will sell a minimum of 800,000 units and a maximum of 1,000,000 units in phases one and two. Furthermore, if we do not sell at least 800,000 units in phases one and two, we will not conduct phase three and will terminate the offering and refund all of the subscription funds, along with any earned interest. In addition, we reserve the right to cancel this offering at any time prior to the time we withdraw funds from the escrow account, for any reason whatsoever.

         In no instance will any of our directors or officers receive any discount of the purchase prices of our securities in any of the three phases of the offering.

Phase One

         The initial phase of the offering is open to residents of Marco Island, Goodland and Isle of Capri, Florida, the subdivisions in unincorporated Collier County, Florida known as Fiddlers Creek or located on Mainsail Drive, and the Company's and the Bank's directors and employees only, for the shorter of 30 days or until 500,000 units are sold. In this phase, we are offering units of our securities at $9.00 per unit. We require a minimum purchase of 100 units. These units consist of one share of common stock and one warrant to purchase one-quarter share of common stock, at an exercise price of $9.00 per share.

         The warrants will be exercisable for the two-year period immediately following the Bank's opening for business. Our Board of Directors, however, may call the warrants upon 30 days notice, after the Bank has been open for one year. In addition, the Board may extend the term of the warrants for up to six additional months. In no instance will we issue fractional shares. The warrants will be transferable only:

         .    to a parent, sibling, spouse, child or grandchild of the warrant holder;
         .    to a pension or profit sharing plan of which the holder or holder's spouse is a beneficiary;
         .    to a business entity or trust owned or controlled by the holder or holder's spouse; or
         .    by court order.

Phase Two

         The second phase of the offering will be open for the 60 days immediately following phase one. Our Board of Directors may also extend this phase for up to an additional 60 days. This phase will be open to all Florida residents. In this phase, we will offer units identical in composition and price as offered in phase one. We will also require a minimum purchase of 100 units.

Phase Three

         If a minimum of 800,000 units in phases one and two are sold, we will begin phase three of the offering on the day the Bank opens for business. During this phase, we will only offer shares of common stock at $9.00 per share to certain eligible Bank depositors. This phase will last until the earlier of December 30, 2003, or when we receive and accept subscriptions for 300,000 shares. During this phase, we will accept subscriptions directly and issue stock on an ongoing basis.

         Eligible personal depositors will be those Bank depositors who reside in Florida and who either: (i) purchase a certificate of deposit of at least $10,000, with a minimum term of 18 months; or (ii) agree to maintain a checking account with an average minimum balance of $1,000 for at least 18 months. Each eligible personal depositor will be allowed to subscribe for a minimum of 100 shares and a maximum of 750 shares. Regardless of how accounts are titled, each individual and members of that person's immediate family will be permitted to make only one subscription.

         Business depositors who agree to maintain their primary operating account with a $5,000 average balance for at least 18 months will also be permitted to subscribe for common stock. Each eligible business depositor will be allowed to subscribe for a minimum of 100 shares and a maximum of 2,000 shares.

         To maximize the likelihood that all the offered shares are purchased by our depositors, we will lift the specific purchase limitations of phase three after December 1, 2003. After that date, all eligible personal and business depositors will be permitted to increase the size of their purchases to up to 20,000 shares. Any increased orders will be filled on a first-come-first-serve basis. After December 25, 2003, our directors and executive officers will be permitted to purchase any remaining shares, on a first-come-first-serve basis.

No Established Market and Determination of Offering Price

         Prior to this offering, there has been no established public market for our securities and there can be no assurance that an established market will develop. The offering price has been arbitrarily determined and is not a reflection of the Company's book value, net worth or any other such recognized criteria of value. In determining the offering price of the units and common stock, the capital requirements of the Bank's regulators and general market conditions for the sale of such securities were considered. There can be no assurance that, if a market should develop for our securities, the post-offering market prices will equal or exceed the initial offering prices.

Continuous Offering

         Pursuant to Securities and Exchange Commission Rule 415 (17 C.F.R.
Section 230.415), the Company intends to offer shares of common stock to certain eligible Bank depositors on a continuous basis until the earlier of the date the Bank opens for business or until December 30, 2003.

         In addition, we will continue to offer our common stock to warrant holders on a continuous basis until 24 months following the date the Bank commences operations, unless the warrants are called or their terms are extended, as described elsewhere in this prospectus. During this period, we will accept the exercise funds directly and issue stock upon receipt of exercised warrants and the exercised funds.

Conditions of the Offering

         The offering will expire at 5:00 p.m. Eastern Time on the date the warrants expire. The offering is expressly conditioned upon fulfillment of the following conditions on or prior to the expiration date. The offering conditions, which may not be waived, are:

         . Not less than $7,200,000 shall have been deposited with the escrow agent and accepted by us by the end of phase two;

         . The Bank shall have received final approval from the Florida Department to charter the Bank and approval of its application for deposit insurance from the FDIC; and

         . We shall not have canceled this offering prior to the time funds are withdrawn from the escrow account.

Escrow of Subscription Funds

         Until the offering conditions have been met, all subscription funds and documents tendered by prospective investors will be placed in an escrow account with the Independent Bankers' Bank of Florida serving as escrow agent, pursuant to the terms of our Escrow Agreement, which is attached to this prospectus as Appendix A. If all of the offering conditions are met, we will certify such fact to the escrow agent and the escrow agent will release to us all subscription funds, and any earned income.

         Pending disposition of the escrow account, the escrow agent is authorized, upon our instructions, to invest subscription funds in direct obligations of the United States Government, in overnight repurchase agreements collateralized at 102% with obligations of the United States Treasury or United States Government Agencies. No assurance can be given that the subscription funds can or will be invested at the highest rate of return available or that any income will be realized from the investment of the subscription funds.

         In the event the offering conditions are not met by the expiration date, the escrow agent shall promptly return to the subscribers their subscription funds, together with their share of any income earned on the investment of the funds held in the escrow account. Each subscriber's proportionate share of any escrow account earnings shall be that fraction: (i) the numerator of which is the dollar amount of such subscriber's tendered subscription multiplied by the number of days between the acceptance of the investor's subscription and the termination of the offering, inclusive; and (ii) the denominator of which is the aggregate of all subscribers' numerators, defined in (i).

         We can give no assurance that subscription funds can or will be invested at the highest rate of return available or that any income will be realized from the investment of subscription funds. If all offering conditions are satisfied, and the Company withdraws the subscription funds from the escrow account, all earnings on such account shall belong to the Company.

         The Independent Banker's Bank of Florida, by accepting appointment as escrow agent under the escrow agreement, in no way endorses the purchase of our securities.

Failure of Bank to Commence Operations

         The Florida Department requires that a new state bank open for business within 12 months after receipt of preliminary approval from the Florida Department. We anticipate that the Bank will open for business sometime in the second quarter of 2003. Because final approval of the Bank's charter and application for deposit insurance are conditioned on our raising funds to capitalize the Bank at $6,400,000, we expect to issue shares of common stock before the Bank has obtained all final regulatory approvals. In the event that we issue common stock and the Florida Department does not grant the Bank final regulatory approval, we will promptly return all subscription funds and interest earned thereon, less all incurred expenses. It is also probable that this return will be further reduced by amounts paid to satisfy claims of creditors.

         Once we issue shares of common stock, the offering proceeds may be considered part of our general corporate funds and be subject to the claims of our creditors, including claims against us that may arise out of actions of our officers, directors, or employees. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the offering prior to the Bank's commencement of operations. If such an attachment occurs and it becomes necessary to pay the subscription funds to shareholders because of failure to obtain all necessary regulatory approvals, the payment process might be delayed; and if it becomes necessary to pay creditors from the subscription funds, the payment to shareholders might be further reduced.

 Plan of Distribution and How to Subscribe

         We may cancel this offering for any reason at any time prior to the release of subscription funds from the escrow account, and accepted subscriptions are subject to cancellation in the event that we elect to cancel the offering in its entirety.

         Units and common stock will be marketed on a best-efforts basis exclusively through certain directors and executive officers of the Company and the Bank, none of whom will receive any commissions or other form of remuneration based on the sale of our securities. In the event that the offering conditions have not been satisfied by November 1, 2003, we may engage an underwriter to sell units on a best-efforts basis and such underwriter would receive a commission based upon such sales. It is anticipated that commissions paid to an underwriter, if retained, will not exceed 7% of the $9.00 per unit sales price and that other expenses of such underwriting will not exceed an aggregate of $10,000. We do not anticipate having to retain an underwriter in this offering. In the event that the offering conditions have not been satisfied by the expiration date, this offering will be terminated and subscription funds promptly returned to the subscribers, together with their allocated share of any earnings on the investment of the escrow account.

         As soon as practicable, but no more than 20 business days after receipt of a subscription, our subscription committee will accept or reject such subscription. Subscriptions not rejected within this 20 business day period shall be deemed accepted. Once a subscription is accepted, it cannot be withdrawn by the subscriber. Payment from any subscriber for units or common stock in excess of the amount of securities allocated to such subscriber, if any, will be refunded by mail, without interest, within 20 business days of the date of rejection.

         Certificates representing shares of common stock and warrants, duly authorized and fully paid, will be issued as soon as practicable after funds are released to us from the escrow account.

         Subscriptions to purchase units or common stock can be made by completing the appropriate Order Form enclosed with this prospectus and delivering one to our temporary offices located at 1122 North Collier Boulevard, Chamber of Commerce Plaza, Marco Island, Florida 34145, or mailing one in the enclosed self-addressed envelope. Full payment of the purchase price must accompany any subscription. Failure to pay the full subscription price shall entitle us to reject the subscription. No Order Form is binding until accepted by us. In our sole discretion, we may refuse to accept any subscription in whole or in part, for any reason whatsoever. After a subscription is accepted, we may not cancel the subscription unless all accepted subscriptions are cancelled. All subscription amounts must be paid in United States currency by check, bank draft or money order payable to: Independent Bankers' Bank of Florida, Escrow Agent for Marco Community Bancorp, Inc. A subscription will only be accepted in writing by the Company.

                                 USE OF PROCEEDS

         We intend to contribute at least $6,400,000 of the proceeds of the minimum offering in cash to the Bank, and retain the remainder of the net proceeds of the offering for improvement of our premises, for general corporate purposes and for future contributions to the Bank.

         In order to provide funds for the payment of initial organizational, pre-opening and other expenses, our organizers initially advanced $180,000 to the Company. The Company's obligation to repay these advances has been extinguished in exchange for the issuance of 1,800 shares of redeemable preferred stock. The preferred stock is redeemable by the Company for $100 per share at any time and does not mandate the payment of any dividend, but will have a distribution preference above common stock in the event of a dissolution of the Company. A portion of the proceeds of the offering will be used to redeem the preferred stock.

         We have also obtained a $1,100,000, unsecured line of credit from the Independent Bankers' Bank of Florida, primarily to purchase the site of our permanent facility. This line of credit is guaranteed by each Company and proposed Bank director. We have drawn $850,000 on this line of credit to purchase the site of our permanent facility, which will be an office condominium. The Bank intends to purchase the entire first floor of this condominium to serve as its main office.

         A portion of the proceeds will be retained by the Company for general corporate purposes and to fund any additional capital needs of the Bank. Since banks are regulated with respect to the ratio that their total assets may bear to their total capital, if the Bank experiences greater growth than anticipated, it may require the infusion of additional capital to support that growth. We anticipate that the proceeds of the offering will be sufficient to support the Bank's immediate capital needs and will seek, if necessary, long and short-term debt financing to support any additional needs; however, management can give no assurance that such financing will be available on terms acceptable to management.

         The proceeds from the sale of units and shares are estimated to be a minimum of $7,200,000 and a maximum of $11,700,000.

         The proceeds from this offering will be applied as follows:

                                                             Minimum                Maximum
                                                         ---------------        --------------
          Capitalization of the Bank                   $   6,400,000             $ 6,400,000

          Repayment of Land Acquisition Draw                 620,000/(1)/            850,000

          Redemption of Preferred Stock                      180,000/(2)/            180,000

          Construction of Office Condominium                       -/(2)/          1,594,366/(2)/

          Working Capital                                          -               2,675,634

                   Total                               $   7,200,000             $11,700,000
                                                          ==========              ==========

______________

         (1) If we do not raise at least $7,430,000, the guarantors will repay the remaining $230,000 in consideration of the Company issuing them promissory notes in equal amount.
         (2) We will not begin construction of the office condominium until we raise adequate capital.

         The Bank will apply its $6,400,000 capitalization as follows:

                  Investments                                 $  5,475,000
                  Pre-opening expenses                             400,000
                  Working capital                                  300,000
                  Fixed Assets                                      85,000
                  Furniture, Fixtures and Equipment                 79,000
                  Other Assets                                      70,000
                                                              ------------

                           Total                              $  6,400,000
                                                              ============

         After it opens, the Bank will liquidate investments on an as-needed basis to fund loans and for working capital.

                                 CAPITALIZATION

         The following table sets forth the pro forma capitalization of the Company, depending on the number of units and shares sold in the offering, not counting any eventual exercise of warrants (total minimum of 800,000 units and shares and maximum of 1,300,000 units and shares):

                                                                                            Pro Forma        Pro Forma
                                                                          As Adjusted    Capitalization    Capitalization
                                                                        for Issuance of    Based Upon        Based Upon
                                                           At              Preferred         Minimum          Maximum
                                                    January 31, 2003         Stock          Offering         Offering
                                                    ----------------    ----------------  --------------   ---------------
Stockholders' Equity
 Preferred Stock $0.01 par value per share
 $100 liquidation value per share
 1,800, 0, and 0 shares
 outstanding, respectively                              $      -         $ 180,000       $         -/(1)/   $         -/(1)/

 Common Stock
 $0.01 par value per share,
 0, 800,000, and 1,300,000 shares
 outstanding, respectively                                     -                 -             8,000
                                                                                                                 13,000

 Additional Paid-In Capital                                                      -         7,142,000/(2)/    11,647,000/(2)/
                                                               -
 Retained Earnings (Loss)                                (90,473)          (90,473)          (90,473)           (90,473)
                                                        ---------        ---------       -----------        -----------

Total Stockholders' Equity                              $(90,473)        $  89,527       $ 7,059,527        $11,559,527
                                                        =========        =========       ===========        ===========

Book Value Per Common Share                             $      -         $       -       $      8.82        $     8.89

____________
/(1)/ All outstanding preferred stock will be redeemed with the offering proceeds.
/(2)/ Taking into account $50,000 in estimated offering expenses.

                            DESCRIPTION OF PROPERTIES

         In March 2003, we purchased an approximately 1.5 acre lot from San Marco Realty, Inc. Proposed Bank director Robert D. Mathews is the principal of this corporation. To purchase this lot, we have obtained a $1,100,000 line of credit from the Independent Bankers' Bank of Florida and have drawn $850,000 on it. The line bears interest at the prime rate minus one-half percent, with a floor of 4%. The line of credit is unsecured, but guaranteed by each of the Company and proposed Bank directors. As stated above, we intend to repay the loan with the proceeds of this offering.

         The lot is located at the corner of San Marco Road and South Barfield Drive in Marco Island. The property is zoned for commercial development and we have already received site plan approval to build a two-story, 12,000 square foot office building. We have obtained most necessary permits for the facility and expect to commence construction by May or June 2003. Upon completion of the construction, we intend to file a declaration of condominium for building. The Bank intends to purchase the entire first floor of the condominium for half the cost of the land, site development and construction.

         Before construction of the permanent facility is completed, the Bank will occupy a 950 square foot temporary facility. This facility is located at 1122 North Collier Boulevard, Chamber of Commerce Plaza, Marco Island, Florida 34145. The lease is for a term of one year and the rental rate is $1,000 per month. We have the right to terminate the lease after 10 months and to extend it for consecutive two-month periods.

                                 DIVIDEND POLICY

         As the Company and the Bank are both start-up operations, it will be the policy of both Boards of Directors to reinvest earnings for such period of time as is necessary to ensure our successful operations. There are no current plans to pay cash dividends, and future dividend policy will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Boards of Directors.

         The Bank will be restricted in its ability to pay dividends under Florida banking laws and by regulations of the Florida Department. Pursuant to
Section 658.37, Florida Statutes, a state bank may not pay dividends from its capital. All dividends must be paid out of current net profits then on hand plus retained net profits of the preceding two years, after deducting bad debts, depreciation and other worthless assets, and after making provision for reasonably anticipated future losses on loans and other assets. Payments of dividends out of net profits is further limited by Section 658.37, which prohibits a state bank from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless the bank has transferred at least 20% of its net profits for the preceding year to its surplus (in the case of an annual dividend). Finally, a state bank may not declare a dividend which would cause the Bank's capital accounts to fall below the minimum amount required by law or banking regulations.

                           SUPERVISION AND REGULATION

General

         As a registered bank holding company, we will be subject to an extensive body of state and federal banking laws and regulations, which impose specific requirements and restrictions on virtually all aspects of our operations. We are also affected by government monetary policy and by regulatory measures affecting the banking industry in general.

         The following is a brief summary of some of the statues, rules and regulations which affect our operations. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to our business. Any change in applicable laws or regulations may have a material adverse effect on the business and prospects of the Company and the Bank.

Marco Community Bancorp, Inc.

         We intend to become a bank holding company within the meaning of the Bank Holding Company Act of 1956. As such, we will be required to file annual reports and other information with the Federal Reserve regarding our business operations and those of our subsidiaries. We will also be subject to the supervision of, and to periodic inspections by, the Federal Reserve.

         The Bank Holding Company Act generally requires every bank holding company to obtain the prior approval of the Federal Reserve before:

         .    acquiring all or substantially all of the assets of a bank;
         .    acquiring direct or indirect ownership or control of more than 5%
              of the voting shares of any bank or bank holding company; or
         .    merging or consolidating with another bank holding company.

         The Bank Holding Company Act and the Federal Change in Bank Control Act, together with regulations of the Federal Reserve, require certain steps be taken before a person or company acquires control of a bank holding company. Depending on the particular circumstances, either the Federal Reserve's approval must be obtained, or notice must be furnished to the Federal Reserve and not disapproved, before any person or company acquires control of a bank holding company, subject to certain exemptions. Control is conclusively presumed to exist when an individual or company acquires 25% or more of any class of voting securities of a bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more, but less than 25%, of any class of voting securities, and either: (i) the bank holding company has registered securities under Section 12 of the Securities Exchange Act of 1934; or (ii) no other person owns a greater percentage of that class of securities immediately after the transaction.

         Except as authorized by the Bank Holding Company Act and Federal Reserve regulations or orders, a bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in any business other than the business of banking or managing and controlling banks. Some of the activities the Federal Reserve has determined by regulation to be proper incidents to the business of banking, and thus permissible for bank holding companies, include:

         .    making or servicing loans and certain types of leases;
         .    engaging in certain insurance and discount brokerage activities;
         .    performing certain data processing services;
         .    acting in certain circumstances as a fiduciary or investment or financial advisor;
         .    providing management consulting services;
         .    owning savings associations; and
         .    investing in corporations or projects designed primarily to promote community welfare.

         In accordance with Federal Reserve policy, a bank holding company is expected to act as a source of financial strength to its subsidiary banks. In adhering to the Federal Reserve's policy, we may be required to provide financial support to the Bank when, absent such policy, we might not deem it advisable to provide such assistance.

         Under the Bank Holding Company Act, the Federal Reserve may also require a bank holding company to terminate any activity, or relinquish control of a non-bank subsidiary (other than a non-bank subsidiary of a bank) upon the Federal Reserve's determination that the activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary bank of the bank holding company. Federal bank regulatory authorities also have the discretion to require a bank holding company to divest itself of any bank or non-bank subsidiary if an agency determines that divestiture may aid the depository institution's financial condition.

         The Sarbanes-Oxley Act of 2002 will also impose significant corporate governance standards on the Company. The primary areas of such regulation concern Board oversight of the auditing process, certification of periodic securities reporting and transactions between officers or directors and the Company.

Marco Community Bank (In Organization)

         As a state-chartered bank, the Bank will be subject to the supervision and regulation of the Florida Department and the FDIC. The Bank's deposits will be insured by the FDIC for a maximum of $100,000 per depositor. For this protection, the Bank may be required to pay a semi-annual statutory assessment and must comply with the rules and regulations of the FDIC. The assessment, if any, levied for deposit insurance will vary, depending on the capital position of the Bank, and other supervisory factors.

         Areas regulated and monitored by the bank regulatory authorities include:

         .  security devices and procedures;
         .  adequacy of capitalization and loss reserves;
         .  loans;
         .  investments;
         .  borrowings;
         .  deposits;
         .  mergers;
         .  issuances of securities;
         .  payment of dividends;
         .  establishment of branches;
         .  corporate reorganizations;
         .  transactions with affiliates;
         . maintenance of books and records; and . adequacy of staff training to carry out safe lending and deposit gathering practices.

Capital Adequacy Requirements

         Banks are subject to regulatory capital requirements imposed by the Federal Reserve and the FDIC. Until a bank and its holding company's assets reach $150 million, the capital adequacy guidelines issued by the Federal Reserve are applied to bank holding companies on a non-consolidated basis, unless the bank holding company is engaged in non-bank activities involving significant leverage, or it has a significant amount of outstanding debt held by the general public. The FDIC's risk-based capital guidelines apply directly to insured state banks, regardless of whether they are subsidiaries of a bank holding company. These requirements establish minimum capital ratios in relation to assets, both on an aggregate basis as adjusted for credit risks and off-balance sheet exposures. The risk weights assigned to assets are based primarily on credit risks. For example, securities with an unconditional guarantee by the United States government are assigned to the lowest risk category. The aggregate amount of assets assigned to each risk category is multiplied by the risk weight assigned to that category to determine the weighted values, which are added together to determine total risk-weighted assets.

         Capital is then classified into two categories, Tier 1 and Tier 2. Tier 1 capital consists of common and qualifying preferred shareholders' equity, less goodwill and other adjustments. Tier 2 capital consists of mandatory convertible, subordinated, and other qualifying term debt, preferred stock not qualifying for Tier 1 capital, and a limited amount of allowance for credit losses, up to a designated percentage of risk-weighted assets. Under the risk-based guidelines, banks must maintain a specified minimum ratio of "qualifying" capital to risk-weighted assets. At least 50% of a bank's qualifying capital must be "core" or Tier 1 capital, and the balance may be "supplementary" or Tier 2 capital. In addition, the guidelines require banks to maintain a minimum leverage ratio standard of capital adequacy. The leverage standard requires top-rated institutions are required to maintain a Tier 1 leverage capital to assets ratio of 3%. All other institutions are required to maintain a Tier 1 leverage capital ratio of 4% or greater, based upon their particular circumstances and risk profiles.

         Federal bank regulatory agencies have adopted regulations refining the risk-based capital guidelines to further ensure that the guidelines take adequate account of interest rate risk. Interest rate risk is the adverse effect that changes in market interest rates may have on a bank's financial condition and is inherent to the business of banking. Under the regulations, when evaluating a bank's capital adequacy, the revised capital standards now explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates. The exposure of a bank's economic value generally represents the change in the present value of its assets, less the change in the value of its liabilities, plus the change in the value of its interest rate off-balance sheet contracts.

         Federal bank regulatory agencies possess broad powers to take prompt corrective action as deemed appropriate for an insured depository institution and its holding company, based on the institution's capital levels. The extent of these powers depends upon whether the bank in question is considered "well-capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," or "critically undercapitalized." Generally, as a bank is deemed to be less than well-capitalized, the scope and severity of the agencies' powers increase, ultimately permitting an agency to appoint a receiver for the bank. Business activities may also be influenced by a bank's capital classification. For instance, only a "well-capitalized" bank may accept brokered deposits without prior regulatory approval, and can engage in various expansion activities with prior notice, rather than prior regulatory approval. However, rapid growth, poor loan portfolio performance or poor earnings performance, or a combination of these factors, could change the capital position of the bank in a relatively short period of time. Failure to meet these capital requirements could subject the bank to prompt corrective action regulations of the FDIC, which may include filing with the appropriate bank regulatory authorities a plan describing the means and a schedule for achieving the minimum capital requirements. In addition, the Bank would not be able to receive regulatory approval of any application that required consideration of capital adequacy, such as a branch or merger application, unless we could demonstrate a reasonable plan to met the capital requirement within an acceptable period of time.

Dividends

         Our ability to pay cash dividends will depend almost entirely upon the amount of dividends that the Bank will be permitted to pay by statute or regulation. Additionally, Florida law provides that we may only pay dividends if the dividend payment would not render us insolvent, or unable to meet our obligations as they come due.

         The Florida Department limits a bank's ability to pay dividends. As a state-chartered bank, the Bank will be subject to regulatory restrictions on the payment of dividends, including a prohibition of payment of dividends from the Bank's capital under certain circumstances without the prior approval of the Florida Department and the FDIC. Except with the prior approval of the Florida Department, all dividends of any Florida bank must be paid out of retained net profits from the current period and the previous two years, after deducting expenses, including losses and bad debts. In addition, a state-chartered bank in Florida is required to transfer at least 20% of its net income to surplus until its surplus equals the amount of paid-in capital.

Other Laws

         State usury and credit laws limit the amount of interest and various other charges collected or contracted by a bank on loans. Our loans will also be subject to federal laws applicable to credit transactions, such as the:

         . Federal Truth-In-Lending Act, which governs disclosures of credit terms to consumer borrowers;
         . Community Reinvestment Act, which requires financial institutions to meet their obligations to provide for the total credit needs of the communities they serve, including investing their assets in loans to low-and moderate-income borrowers;
         . Home Mortgage Disclosure Act, which requires financial institutions to provide information to enable public officials to determine whether a financial institution is fulfilling its obligations to meet the housing needs of the community it serves;
         . Equal Credit Opportunity Act, which prohibits discrimination on the basis of race, creed or other prohibitive factors in extending credit;
         . Real Estate Settlement Procedures Act, which requires lenders to disclose certain information regarding the nature and cost of real estate settlements, and prohibits certain lending practices, as well as limits escrow account amounts in real estate transactions;
         . Fair Credit Reporting Act, which governs the manner in which consumer debts may be collected by collection agencies; and
         . Rules and regulations of various federal agencies charged with the responsibility of implementing such federal laws.

Our operations will also be subject to the:

         . The privacy provisions of the Gramm-Leach-Bliley Act of 1999, which will require us to maintain privacy policies intended to safeguard consumer financial information, to disclose these policies to our customers, and allow customers to "opt out" of having their financial service providers disclose their confidential financial information to non-affiliated third parties, subject to certain exceptions;
         . Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial record; and
         . Electronic Funds Transfer Act and Regulation E, which govern automatic deposits to, and withdrawals from, deposit accounts and customers' rights and liabilities arising from the use of debit cards, automated teller machines and other electronic banking services.

Interstate Banking and Branching

         Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, eligible bank holding companies in any state are permitted, with Federal Reserve approval, to acquire banking organizations in any other state. The Interstate Banking and Branching Efficiency Act also removed substantially all of the prohibitions on interstate branching by banks. The authority of a bank to establish and operate branches within a state, however, continues to be subject to applicable state branching laws. Under current Florida law, the Bank will be permitted to establish branch offices throughout Florida, with the prior approval of the Florida Department and the FDIC. In addition, with prior regulatory approval, we will be able to acquire existing banking operations in other states.

Financial Modernization

         The Gramm-Leach-Bliley Act of 1999 sought to achieve significant modernization of the federal bank regulatory framework by allowing the consolidation of banking institutions with other types of financial services firms, subject to various restrictions and requirements. In general, the Gramm-Leach-Bliley Act repealed most of the federal statutory barriers which separated commercial banking firms from insurance and securities firms and authorized the consolidation of such firms in a "financial services holding company." We have no immediate plans to utilize the structural options created by the Gramm-Leach-Bliley Act, but we may develop such plans in the future.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         The Company is still in the development stage, and will remain in that state until the offering is completed. We have funded our start-up and organization costs through the proceeds from preferred stock which has been issued to Company and Bank directors. In addition, we have purchased an approximately 1.5 acre site on which we intend to construct a 12,000 square foot building, which we will convert to a condominium. The Bank intends to subsequently purchase the entire first floor of the condominium.

         As of April 7, 2003, we have incurred an accumulated deficit of $90,473. These funds have been spent on salaries, equipment, legal and accounting fees, application fees and other operating expenses.

         In the opinion of the Company, net proceeds of $7,200,000 from the offering will satisfy the cash requirements of the Company and the Bank for our first years of operation. It is not anticipated that the Company will find it necessary to raise additional funds to meet expenditures required to operate the business of the Company and the Bank over the next 12 months. All anticipated material expenditures for such period have been identified and provided of out of the proceeds of this offering.

         We have also obtained a $1.1 million line of credit from the Independent Bankers' Bank of Florida. We have drawn on this line to purchase our main office site, and will utilize this line to fund future expenses during the offering. We anticipate that this line will provide us with the necessary liquidity to continue our organizational and pre-opening activities until we complete the offering.

                             BUSINESS OF THE COMPANY

General

         The Company was incorporated under the laws of the State of Florida on January 28, 2003, for the purpose of organizing the Bank and purchasing 100% of the to-be-issued capital stock of the Bank. The Company was formed by group of Marco Island business leaders, bank executives and community leaders who believe that there is a significant demand for a locally-owned community bank. Each of the nine directors of the Company or the Bank were previously directors or officers of other financial institutions in the Marco Island and Naples area. We received preliminary approval from the Florida Department to charter the Bank on March 5, 2003. The Bank filed its application for deposit insurance with the FDIC on February 12, 2003. The Company intends to file an application with the Federal Reserve to become a one-bank holding company when the FDIC approves our application. The Company has been organized as a mechanism to enhance the Bank's ability to serve our future customers' requirements for financial services. The holding company structure will also provide flexibility for expansion of the Company's banking business through acquisition of other financial institutions and provision of additional banking-related services, which traditional commercial banks may not provide under present laws.

         Under Federal Reserve regulations, the Company is expected to be a source of financial strength to the Bank. Banking regulations will require that the Bank maintain a minimum ratio of capital to assets. In the event that the Bank's growth is such that this minimum ratio is not maintained, the Company may borrow funds, subject to the capital adequacy guidelines of the Federal Reserve, and contribute them to the capital of the bank and otherwise raise capital in a manner which is unavailable to the Bank under existing banking regulations.

         The Company has no present plans to acquire any operating subsidiaries other than the Bank; however, it is expected that we may make additional acquisitions in the event that the Bank becomes profitable and such acquisitions are deemed to be in our best interests. Such acquisitions would be subject to certain regulatory approvals and requirements.

                              BUSINESS OF THE BANK

General

         The Bank anticipates that it will commence business operations in the second quarter of 2003 in a temporary facility located at the corner of San Marco Road and South Barfield Drive, in Marco Island, Florida. We expect the permanent office condominium facility to be ready for occupancy by the second quarter of 2004.

         The Bank plans to be a full-service commercial bank, without trust powers. The Bank will offer a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement and Keogh accounts, regular interest bearing statement savings accounts, certificates of deposit, commercial loans, real estate loans, home equity loans and consumer installment loans In addition, the Bank will provide such consumer products and services as U.S. Savings Bonds, travelers checks, cashiers checks, safe deposit boxes, bank by mail services, direct deposit and automatic teller services.

         The philosophy of the Bank's management with respect to its initial operations will emphasize prompt and responsive personal service to members of the business and professional communities of Marco Island, Isle of Capri and Goodland, Florida, in order to attract customers and acquire market share now controlled by other financial institutions in our market area. Our prime location and range of banking services, as well as our emphasis on personal attention and service, prior experience in the market area, prompt decision making and consistency in banking personnel, will be major tools in our efforts to capture such market share. In addition, our proposed officers have substantial banking experience, which will be an asset in providing both products and services designed to meet the needs of our customer base. Our directors are active members of the business community in Marco Island and their continued active community involvement will provide an opportunity to promote the Bank and its products and services. We intend to utilize effective advertising and one-on-one selling efforts in order to build a distinct institutional image or the Bank and to capture a customer base.

Market Area and Competition

         The primary service area of the proposed Bank has been experiencing steady growth in both jobs and banking deposits in recent years. Marco Island is the primary residential and commercial center located in the southeast part of Collier County, Florida. Collier County maintains a steady tourist, industrial and agricultural base, which has been expanding in recent years. The largest employers in the County include: Collier County School Board; Naples Community Hospital, Inc.; Publix Supermarket, Inc.; Collier County Board of County Commissioners; Marriott Corporation; Winn-Dixie Stores, Inc.; and Ritz Carlton Hotel. Agricultural activities in the county center around the cattle, produce and saltwater fishing industries. Numerous resorts, hotels and other tourist facilities are located in Marco Island, as well as a number of winter residences.

         Competition among financial institutions in our primary service area is intense. There are eight commercial banks with a total of nine branches in Marco Island. All eight banks are affiliated with major bank holding companies. There are no savings associations or credit unions located in Marco Island, however, savings associations and credit unions are located in nearby communities. We believe that we will be able to effectively compete in our market, because of our banking philosophy, which places emphasis on customer service, friendly and personable employee attitudes, and the development of banking products that address the primary needs of our customer base. Our directors and management will actively represent us in local community events and functions.

         Financial institutions primarily compete with one another for deposits. In turn, a bank's deposit base directly affect such bank's loan activities and general growth. Primary methods of competition include interest rates on deposits and loans, service charges on deposit accounts and the availability of unique financial services products. We will be competing with financial institutions which have much greater financial resources than us, and which may be able to offer more services, unique services and possibly better terms to their customers. We, however, believe that we will be able to attract sufficient deposits to enable us to compete effectively with other area financial institutions.

         We will be in competition with existing area financial institutions other than commercial banks and savings and loan associations, including insurance companies, consumer finance companies, brokerage houses, credit unions and other business entities which have recently been targeting traditional banking markets. Due to the growth of the Marco Island area, it can be anticipated that additional competition will continue from new entrants to the market.

         We will offer a full range of interest bearing and non-interest bearing deposit accounts, including commercial and retail checking accounts, money market accounts, individual retirement and Keogh accounts, regular interest bearing savings accounts and certificates of deposit with fixed and variable rates and a range of maturity date options. The sources of deposits will be residents, businesses and employees of businesses within our market area, obtained through the personal solicitation of our officers and directors, direct mail solicitation and advertisements published in the local media. We intend to pay competitive interest rates on time and savings deposits. In addition, we will implement a service charge fee schedule competitive with other financial institutions in our market area covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts and returned check charges.

Loan Portfolio

         General - We consider the maintenance of a well-underwritten and diversified loan portfolio a prudent and profitable method of employing funds raised through deposits. The Bank's objective will be to maintain a high quality, diversified credit portfolio consisting of commercial, consumer and mortgage loans. The Bank will originate a minimal amount of subprime and speculative type loans due to the high risk involved in these types of loans. Additionally, we anticipate lower than normal loan-to-value ratios within the loan portfolio due to the wealth and higher annual incomes of Marco Island residents.

         We intend to offer loan products and programs that will be responsive to the business community's financial requirements. Our borrowers will generally be located within the Bank's primary trade area, Marco Island. Our secondary trade area is defined as the remainder of Collier County and southern Lee County.

         The Bank's Board of Directors will establish a loan policy which will provide the Bank's lenders with the discretion necessary to accomplish our lending objectives, while assuring compliance with banking regulations. The Bank Board's Loan Committee will be responsible for ensuring the soundness of the Bank's credit policy, adherence to lending policies and compliance with applicable laws, rules and regulations. To fulfill these responsibilities, the Loan Committee will review the adequacy of the Bank's credit policy on at least an annual basis, review all large loans and monitor the performance of the loan portfolio on an ongoing basis.

         The Bank will maintain a loan loss reserve sufficient to protect the Bank against anticipated and unanticipated losses and management will review the reserve's adequacy at least quarterly with the Bank's Board of Directors.

         Commercial Loans - We intend to provide commercial loans to the business community to provide funds for such purposes as financing business equipment and commercial real estate. Our emphasis will be on loans secured by commercial real estate, rather than riskier receivables or business inventory loans. Risks of these types of loans include the general business conditions of the local economy and borrowers' ability to conduct their businesses to generate sufficient profits to repay their loans under the agreed upon terms and conditions. Personal guarantees may be obtained from the principals of business borrowers and third parties to support the borrowers' ability to service the debt and reduce the risk of non-payment.

         Commercial loans may be either short term (one year or less) or intermediate term in nature and may be secured, unsecured or partially secured. Maturities will be structured in relation to the economic purpose of the loan, conforming to the anticipated source of repayment. Interest rates are expected to be originated on a floating rate basis. It is anticipated that loans will be made tied to prime rate. The basis upon which we will set rates over prime will be based upon the risk of the credit facility. We will attempt to place floors and pre-payment penalties whenever possible. In addition, we will attempt to originate fee income on each loan closed through the Bank.

         Term loans are those having an anticipated final maturity of more than one year from the initial funding date. Generally, loans extending more than two years will be made pursuant to formal written loan agreements between the borrower and the Bank. Amortization schedules on term loans secured by collateral other than real estate will typically reflect a complete payout within seven years of the funding date. Loans secured by commercial real estate will generally be amortized over 20 years, with five to seven year maturities.

         Demand notes may be utilized in connection with certain secured commercial loan transactions where the nature of the transactions suggest that such structure is clearly preferable; however, time notes will be utilized as a matter of routine.

         The following types of credit may be considered by the Bank, subject to adequate available resources to monitor and service such credit:

         . real estate development loans secured by a first lien on the property where the Bank is also providing construction and/or permanent financing;

         . term loans secured by machinery and equipment (terms of such loans will be consistent with the purpose, cash flow capacity, and economic life of collateral); and

         . credit lines for short term working capital requirements. All credit lines will be subject to review at least annually and will generally carry a requirement for a minimum 30 consecutive day annual out-of-debt period.

         Mortgage Loans - We will offer mortgage loan programs to provide financing primarily for the acquisition or construction of single-family, owner-occupied primary residences. All loans will be structured with an amortization schedule not exceeding 30 years. These loans will be maintained in our loan portfolio and also sold in the secondary market, in order to generate fee income.

         Normally, the loan to value ratio of each conventional mortgage will not exceed 80%. However, the Bank will participate with private mortgage insurance companies for the purpose of providing loans with a loan to value ratio of up to 97%. The risk of these loans include our ability to sell the loans to national investors, the frequency of interest rate changes, the financial stability of borrowers and the ability to liquidate foreclosed upon real estate to produce sufficient revenue to prevent a loss.

         The Bank will participate in community mortgage programs which are established for the benefit of residents of low to moderate income neighborhoods within the Bank's trade areas.

         Consumer Loans - Consumer loans will be provided to individuals for household, family and personal expenditures. Consumer loans generally involve more risk than mortgage loans because the collateral for a defaulted loan may not provide an adequate source of repayment of the principal. This risk is due to the potential for damage to the collateral or other loss of value, and the fact that any remaining deficiency often does not warrant further collection efforts, In addition, consumer loan performance depends on the borrower's continued financial stability and is, therefore, more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Generally, consumer loans will have a maturity of not longer than six years. The primary type of consumer lending will be for the financing of boats and automobiles, pre-approved liens of credit, home improvements and education. The Bank's loan policy will provide a specific guideline for the required terms and credit criteria. We expect to make loans secured by second mortgages on real estate and other collateral, as well as making unsecured loans.

         During our first three years of operation, we intend to attempt to structure our loan portfolio as follows:

              Type of Loan                         % of Total Loan Portfolio
              ------------                         -------------------------

              Construction or Land Development              9% - 11%
              Real Estate Finance                          55% - 58%
              Commercial                                   23% - 26%
              Personal                                       7% - 8%

Deposit Generation

         We will compete aggressively for deposits in the Marco Island market. Among our product offerings will be online business banking, checking accounts, cash management services, safe deposit boxes, travelers' checks, direct deposit of payroll and social security checks, wire transfers, telephone banking and automatic drafts. We believe these accounts and products are profitable when considering the entire potential customer relationship, which may include other deposit accounts, loans, and sources of fee income.

         We plan to offer certificate of deposit promotions designed to attract customers that we intend to cross-sell other services, including loan products. Our goal is to attract customers who will become permanent customers due to more responsive, more personalized, and faster service. We will also seek to garner as much zero interest or low cost deposits as possible.

         We will offer a tiered money market/savings product whereby the Bank will pay higher rates on higher deposit balances. We believe this deposit vehicle will allow the Bank to compete with money market mutual funds.

         We also intend to focus on relationship banking. Typically, customers are more profitable as the number of services they utilize increases and that the balance in each individual account increases as the total number of accounts increase.

Investments

         At the commencement of our first year of operation, management of the Bank anticipates that investment securities will comprise a substantial portion of the Bank's assets. Initially, we intend to invest primarily in direct obligations of the United States, obligations guaranteed as to principal and interest by the United States and obligations of agencies of the United States. In addition, we will enter into Federal Funds transactions with our principal correspondent banks and anticipate that we will primarily act as a net seller of such funds. The sale of Federal Funds will amount to a short-term loan from us to another bank, usually overnight.

Asset/Liability Management

     It will be our objective to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash management, loan, investment, borrowing and capital policies. Designated Bank officers will be responsible for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix, stability and leverage of all sources of funds while adhering to prudent banking practices. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. We will seek to invest the largest portion of our assets in commercial, consumer and real estate loans.

     Our asset/liability mix will likely be monitored on a daily basis with a monthly report reflecting interest-sensitive assets and interest-sensitive liabilities being prepared and presented to the Bank's Board of Directors. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on our earnings.

Correspondent Banking

     Correspondent banking involve the providing of services by one bank to another bank which cannot provide that service for itself from an economic or practical standpoint. The Bank will be required to purchase correspondent services offered by larger banks, including check collections, purchase and sale of Federal Funds, securities safekeeping, investment services, coin and currency supplies, overline and liquidity loan participations and sales of loans to or participations with correspondent banks.

     We anticipate that the Bank will sell loan participations to correspondent banks with respect to loans that exceed our lending limit. As compensation for services provided by a correspondent, we may maintain certain balances with such correspondents in non-interest bearing accounts.

Data Processing

     We intend to sign a data processing servicing agreement with an outside service bureau. It is expected that this servicing agreement will provide for the Bank to receive a full range of data processing services, including an automated general ledger, deposit accounting, commercial, real estate and installment loan processing, payroll, central information file and ATM processing and investment portfolio accounting.

Employees

     In its first year of operation, we anticipate that seven persons will be employed on a full-time basis at the Bank, including three executive officers. We will hire additional persons as needed, including additional tellers and financial service representatives. We will also have at least three executive officers of the Company, one of whom will not be a Bank employee.

Monetary Policies

     The results of our operations will be affected by credit policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on interest rates which member banks may pay on time and savings deposits. In the view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve, no accurate prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or our business and earnings.

                         MANAGEMENT AND STOCK OWNERSHIP

     The original directors of the Company are: Joel M. Cox, Sr.; Stephen A. McLaughlin; Robert A. Marks, E. Terry Skone and Richard Storm, Jr. (Organizing Chair). Mr. Skone is the Company's Chief Executive Officer. The proposed directors of the Bank are: Joel M. Cox, Sr., Jamie B. Greusel, Melanie J. Hanson, Anthony J. Iannotta, Robert A. Marks (Organizing Chair), Robert D. Mathews, Stephen A. McLaughlin and E. Terry Skone. In addition, Michael A. Micallef, Jr. has been proposed as the Bank's President and Chief Executive Officer and is the Company's President and Chief Operating Officer. Furthermore, Robert A. Jason has been proposed as the Bank's Chief Financial Officer and also holds that position with the Company. These individuals, as a group, intend to subscribe for 311,745 units in the offering, which will equal 38.97% of the 800,000 minimum units required to be sold in order to release funds from the escrow account.

     All of our organizational expenses have been financed by the issuance of preferred stock to the directors and by draws on our line of credit. In the event that the requisite approvals are obtained, a portion of the proceeds will be used to redeem the preferred stock.

     All initial directors' terms shall expire at the first meeting of shareholders at which directors are elected. In the case of the Bank, it is expected that such a meeting will be held shortly before the Bank opens for business. In the case of the Company, such a meeting will likely occur in March or April of 2004. The Company's and Bank's executive officers are appointed by the respective Boards of Directors and hold office at the will of the Boards.

     Any Company director may be removed, with or without cause, at any regular or special meeting of shareholders called for that purpose by the vote of at least 66% of the outstanding shares of Company common stock.

     The following is a brief summary of our directors' and executive officers' business, professional and civic experience.

The Company

     Joel M. Cox, Sr., age 64, a director of the Company and a proposed director of the Bank, has over 40 years of experience in the banking and insurance industries. Mr. Cox has been Vice President and a director of Cox Insurance Agency, Inc., in Marco Island, since 1984. He has also been a director of People's Community Bank of the West Coast in Sarasota, Florida since 1999, and a director of its parent holding company, People's Community Bancshares, Inc., since its establishment in 2002. He was also a director of Citizens Community Bank of Florida in Marco Island and of its parent holding company, Citizens Community Bancorp, Inc. from their founding in 1995 until they were acquired by F.N.B. Corporation in 2001.

     Robert A. Jason, age 57, Chief Financial Officer of the Company, is proposed to hold the same office, as well as that of Chief Operating Officer, with the Bank. Immediately prior to joining the Company, Mr. Jason served as Chief Financial Officer of Sterling Bank, FSB, Lantana, Florida, from September 2000. Before that, he was with The Midland Company for a portion of 2000, and Madison Bank, Palm Harbor, Florida for 12 years. Starting as an account manager in 1988, Mr. Jason served as that institution's Chief Financial Officer for over eight years, ultimately holding the position of Executive Vice President. Prior to working at Madison Bank, Mr. Jason was Senior Vice President and Chief Financial Officer of First Federal Savings and Loan Association of Largo, Florida. Mr. Jason received his BBA from the University of Michigan in 1971, is a Vietnam veteran and has lived in Florida for over 30 years.

     Robert A. Marks, age 71, a director of the Company and proposed Bank director, retired from Metropolitan Life Insurance Company in 1986, after a 30-year career culminating in his service as a Regional Manager based in Nashville, Tennessee. From 1996 to 2001, he was a director of Citizens Community Bank of Florida and Citizens Community Bancorp, Inc. Mr. Marks received a Chartered Life Underwriter degree in 1971 from the American College of Life Underwriters.

     Stephen A. McLaughlin, age 56, a director of the Company and proposed Bank director, is involved in the operation of several Maine-based real estate consulting and timber companies, including Stillwater Land & Lumber Limited and Stillwater Associates. He was a director of Citizens Community Bank of Florida and of Citizens Community Bancorp, Inc. from their founding in 1995 until 2001. From 1996 to 1998, he served as that bank's Vice President for Administration. Mr. McLaughlin graduated from the University of Maine in 1968 with an engineering degree.

     Michael A. Micallef, Jr., age 53, is the President of the Company and proposed President and Chief Executive Officer of the Bank. Until recently, he was President and Chief Operating Officer of Sterling Bank, FSB in Lantana, Florida. He held that position from July 1999, until he resigned to join the Bank and the Company in February 2003. Prior to that, he was President and Chief Executive Officer of Citizens Community Bank of Florida in Marco Island from 1997 to 1999. From 1993 to 1997, he served as President and Chief Executive Officer of Bank Boynton, FSB, in Boynton Beach, Florida. From 1986 to 1992, he was with United Savings, Melbourne, Florida, where he served as Chief Executive Officer. Mr. Micallef earned a graduate banking degree from Brown University in 1979, an MBA from Fordham University in 1976, and a B.S. from St. Peters College in 1973.

     Richard Storm, Jr., age 61, a director of the Company, has been a resident of Collier County, Florida for over 23 years. Mr. Storm has over 25 years of director experience in banking and was a founding director, Chairman of the Board and CEO of Citizens Community Bank of Florida and its parent holding company, Citizens Community Bancorp, Inc. He served in those capacities until those institutions were sold in April 2001. From 1987 to 1994, Mr. Storm served as a director and Corporate Secretary of Citizens National Corporation, a bank holding company located in Naples, Florida. Following Citizens National's merger with AmSouth Bank of Florida in 1994, Mr. Storm served as a City Director of AmSouth Bank until 1995. Mr. Storm was also a director of Danbury Bank and Trust, Danbury, Connecticut from 1974 to 1979. In addition to his bank affiliations, Mr. Storm has an extensive background in real estate management, marketing, finance and development. He is currently President of LoanStar Capital, Inc. (a mortgage and venture capital company), President of Deer Run Properties, Inc. (a real estate development company) and Chairman and President of Cumberland Properties, Inc., a shopping center owner/operator.

     E. Terry Skone, age 62, Chief Executive Officer and a director of the Company and a proposed Bank director, retired as President and Chairman of Deerwood Bancorporation, Inc. and of First National Bank of Deerwood, Deerwood, Minnesota in 1997, after 42 years of service. Following his retirement, he was a director of Citizens Community Bancorp, Inc. from 1998 to 1999. In 1962, he received a BS from Gustavus Adolphus College, and in 1969, graduated from the University of Wisconsin School of Banking.

The Bank

     The Board of Directors of the Bank is comprised of individuals with strong banking, business and community ties to Collier County, Florida. All of the directors have banking experience. In addition to Joel M. Cox, Sr., Stephen A. McLaughlin, Robert A. Marks and E. Terry Skone, whose biographical information is listed under the Company, the following individuals are also proposed to serve as directors of the Bank:

     Jamie B. Greusel, age 41, a proposed Bank director, has been a principal in the law firm of Berry & Greusel, P.A. in Marco Island since 1988. She is licensed to practice in both Florida and New Jersey. Ms. Greusel was previously a director of Citizens Community Bank of Florida from 1998 to 2001. She earned her law degree from Stetson University, cum laude, in 1987 and her BA from Juniata College in 1983.

     Melanie J. Hanson, age 37, a proposed Bank director, has been a trustee of the A.D. Watson Trust in Marco Island since 1999. She has also been a realtor with Coldwell Banker in Marco Island since 1994. Ms. Hanson was a director of Citizens Community Bank of Florida from 2000 to 2001. She has been a resident of Marco Island since 1989, having relocated from the United Kingdom.

     Anthony Iannotta, age 44, a proposed Bank director, has been President of Marco Island Community Mortgage since 2001. Prior to that, he was President of CCB Mortgage, Inc. (a subsidiary of Citizens Community Bancorp, Inc.) from 1999 to 2001, and President of Island Mortgage from 1988 to 1999. All of these businesses were mortgage originators and processors in Marco Island, Florida. Mr. Iannotta received a financial planning degree from Adelphia University in 1981.

     Robert D. Mathews, age 70, a proposed Bank director, has owned and operated the Marco Island True Value Hardware since 1991. From 1999 to 2001, he was also a director of Citizens Community Bank of Florida and very active on its loan committee. Prior to that he owned and operated hardware and grocery stores in Indiana for over 30 years.

     The directors and executive officers of the Company and the Bank intend to purchase the number of shares and warrants set forth in the following table, which also specifies the percentage of common stock to be owned by these individuals after completion of the offering.

                           (Table to follow this page)

                                  Position             Position          Number       Right        Percent        Percent
                                  with the             with the            of          to            of              of
Name                               Company               Bank            Shares    Acquire/(1)/  Minimum/(2)/    Maximum/(3)/
----                               -------               ----            ------    -------       -------         -------
Joel M. Cox, Sr.                  Director             Director          22,222       5,555         3.44%           2.13%
Jamie B. Greusel                      -                Director          22,222       5,555         3.44            2.13
Melanie J. Hanson                     -                Director          27,777       6,944         4.30            2.66
Anthony Iannotta                      -                Director          11,111       2,777         1.73            1.07
Robert A. Jason                      CFO               CFO & COO          6,000       1,500         0.94            0.58
Robert A. Marks                   Director         Organizing Chair      35,000       8,750         5.41            3.34
Robert D. Mathews                     -                Director          27,777       6,944         4.30            2.66
Stephen A. McLaughlin             Director             Director          30,000       7,500         4.64            2.87
Michael A. Micallef, Jr.          President         President & CEO      10,000       2,500         1.56            0.96
E. Terry Skone                 CEO & Director          Director          55,000      13,750         8.45            5.23
Richard Storm, Jr.            Organizing Chair             -             64,636      16,159         9.99            6.14
                                                                        -------      ------        -----           -----
Total (11 people)                                                       311,745      77,934        44.39%          28.28%
                                                                        =======      ======        =====           =====

__________________________

     /(1)/ Warrants issued in the offering.
     /(2)/ Based on 800,000 shares outstanding and only the listed beneficial owner exercising his or her warrants.
     /(3)/ Based on 1,300,000 shares outstanding and only the listed beneficial owner exercising his or her warrants.

     Each of our directors and executive officers will acquire their units during phase one or two and, therefore, will acquire both common stock and warrants. While there can be no assurance that they will exercise their warrants, it can be assumed that most or all will exercise such rights and will, therefore, acquire additional common stock during the two-year period following the date the Bank opens for business.

                              DIRECTOR COMPENSATION

     We will not pay Company or Bank directors any fees for their service on the Board or Board committees, until we have achieved at least two consecutive quarters of profitable operations. In addition, we will not pay directors any fees for their service on any Board committees until the Bank has been open for at least six months. Neither Board has determined the amount of any such fees, but we do not expect such fees to exceed the level of fees typically paid to directors of banks or companies of sizes, profitability or locations similar to us.

     We will also not grant any stock options to any Company or Bank directors until the Bank has been open for at least six months. Any grant of options will not be effective until the Board adopts a written stock option plan.

                             EXECUTIVE COMPENSATION

     Neither the Company nor the Bank currently has any formal employment contracts with our executive officers or other employees. We do intend to enter into a written employment agreement with Mr. Micallef on or about the time the Bank commences operations. The terms of the employment agreement will be similar to those of other bank executive officers of similar institutions. On March 1, 2003, we began paying Michael A. Micallef's annual salary of $120,000 and on April 1, 2003, we began paying Robert A. Jason an annual salary of $93,000.

     At this time, the Company has not adopted any stock based compensation programs for any of its executive officers or other employees. Any grant of options will not be effective until the Board has adopted a written stock option plan and the plan is ratified by a majority vote of our shareholders.

                        TRANSACTIONS WITH RELATED PARTIES

     The Company has purchased a lot in Marco Island from San Marco Realty, Inc. for $850,000, a price which we believe is comparable to similar lots owned by non-related parties. Bank director Robert D. Mathews is the principal of this corporation. We have also obtained an appraisal of the real property, which values the land at $885,000. The Company intends to construct an office building on this site, and sell the entire first floor to the Bank to be used as its main office.

                            DESCRIPTION OF SECURITIES

     The Company's authorized capital stock consists of 1,000,000 shares of preferred stock, of which 1,800 shares, designated as Series A, are outstanding and owned by the nine Company and Bank directors, and 9,000,000 shares of common stock, par value $0.01 per share, of which no shares are presently issued or outstanding.

Common Stock

     The holders of common stock are entitled to elect the members of the Company's Board of Directors and such holders are entitled to vote as one class on all matters required or permitted to be submitted to the shareholders of the Company. No holder of the common stock has preemptive rights with respect to the issuance of shares of that or any other class of stock, and the holders of common stock are entitled to one vote per share and are not entitled to cumulative voting rights with respect to the election of directors.

     The holders of common stock are entitled to dividends and other distributions if, as and when declared by the Board of Directors out of legally available assets. Upon the liquidation, dissolution or winding up of the Company, the holder of each share of common stock will be entitled to share equally in the distribution of the Company's assets. The holders of common stock are not entitled to the benefit of any sinking fund provision. The shares of common stock of the Company are not subject to any redemption provisions, nor are they convertible into any other security or property of the Company. All shares of common stock outstanding upon completion of this offering will be fully paid and nonassessable.

Warrants

     In this offering, we will issue warrants to purchase one-quarter share of common stock at an exercise price of $9.00 per share. The terms of the warrants are governed by the 2003 Warrant Plan included in this prospectus as Appendix B. In no instance will we issue fractional shares. The warrants will be exercisable for the two-year period immediately following the Bank opening for business. Our Board of Directors, however, may call the warrants upon 30 days written notice, after the Bank has been open for one year. In addition, the Board may extend the term of the warrants for up to six additional months.

The warrants will be transferrable only:

     . to a parent, sibling, spouse, child or grandchild of the warrant holder; . to a pension or profit sharing plan of which the holder or holder's spouse is a beneficiary;
     . to a business entity or trust owned or controlled by the holder or holder's spouse; or
     .  by a court order.

Preferred Stock

     Our Articles of Incorporation also provide for the issuance of 1,000,000 shares of preferred stock. The Board of Directors is authorized to issue the preferred stock in series and to fix the particular designation of and the rights, preferences, privileges and restrictions granted to and imposed upon each series, all without further approval of our shareholders. We have issued 1,800 shares of Series A Preferred Stock to the nine Company and Bank directors. These shares may be redeemed at any time for their purchase price of $100 per share, but the shares do not pay a mandatory dividend. The stock, however, does have a liquidation preference over our common stock, in the event of a liquidation or dissolution of the Company.

Acquisition Offers

     Our Board of Directors, when evaluating any offer of another person or entity to: (i) make a tender or exchange offer for any equity security of the Company; (ii) merge or consolidate the Company with another corporation or entity; or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, shall, in connection with the exercise of its judgment in determining what is in the best interest of the Company and its shareholders, give due consideration to all relevant factors, including, without limitation:

     . the social and economic effect of acceptance of such offer on the Company's present and future customers and employees and those of its subsidiaries;
     . the communities in which the Company and its subsidiaries operate or are located;
     . the ability of the Company to fulfill its corporate objectives as a financial institution holding company; and
     . the ability of its subsidiary financial institutions to fulfill the objectives of such institutions under applicable statutes and regulations.

                                 INDEMNIFICATION

     Our Articles of Incorporation provide for the indemnification of directors, officers, employees and agents to the maximum extent permitted by Florida law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                LEGAL PROCEEDINGS

     There are no material pending legal proceedings to which the Company or the Bank is a party or of which any of their properties are subject; nor are there material proceedings known to us contemplated by any governmental authority; nor are there material proceedings known to us, pending or contemplated, in which any director, officer or affiliate or any proposed principal security holder of the Company, or any associate of any of the foregoing is a party or has an interest adverse to the Company or the Bank.

                                  LEGAL MATTERS

     Certain legal matters in connection with the shares of common stock and warrants offered will be passed upon for the Company by Igler & Dougherty, PA., 1501 Park Avenue East, Tallahassee, Florida 32301, counsel to the Company.

                                     EXPERTS

     The financial statements of the Company as of January 31, 2003, and for the period from June 1, 2002 (inception) to January 31, 2003 (except for Note 6, as to which the date is April 7, 2003), included elsewhere in the Registration Statement have been included in reliance upon the reports of Hacker, Johnson & Smith, P.A., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing matters.

                             ADDITIONAL INFORMATION

     We will file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. This prospectus constitutes a part of a registration statement filed by us with the Securities and Exchange Commission. This prospectus omits certain of the information contained in the registration statement, and we refer you to the registration statement and the related exhibits for further information with respect to the Company and the securities offered by this prospectus. Any statements in this prospectus concerning any exhibit are not necessarily complete and in such instances we refer you to the copy of such exhibit filed with the Securities and Exchange Commission. Each statement is qualified in its entirety by such reference.

     You can obtain and copy the registration statement, including the exhibits, in person or by mail, by paying prescribed rates at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, DC 20549, or at the Securities and Exchange Commission's regional offices located at 1401 Brickell Avenue, Suite 200, Miami, Florida 33131. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements that are filed electronically with the Securities and Exchange Commission.

                          MARCO COMMUNITY BANCORP, INC.
                          (A Development Stage Company)
                              Marco Island, Florida

                          Audited Financial Statements

              At January 31, 2003 and the Period from June 1, 2002
                     (Date of Inception) to January 31, 2003

                  (Together with Independent Auditors' Report)

                          Independent Auditors' Report

Board of Directors
Marco Community Bancorp, Inc.
(A Development Stage Company)
Marco Island, Florida:

We have audited the accompanying balance sheet of Marco Community Bancorp, Inc. (A Development Stage Company) (the "Company") at January 31, 2003, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from June 1, 2002 (Date of Inception) to January 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at January 31, 2003, and the results of its operations and its cash flows for the period from June 1, 2002 (Date of Inception) to January 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

HACKER, JOHNSON & SMITH PA
Tampa, Florida
February 21, 2003, except for Note 6, as to which the date is April 7, 2003

                          MARCO COMMUNITY BANCORP, INC.
                          (A Development Stage Company)

                                  Balance Sheet

                                                                     January 31,
                                                                     -----------
                                                                        2003
                                                                        ----

         Assets

Cash .............................................................    $  12,835
Land deposit .....................................................       25,000
                                                                      ---------

       Total .....................................................    $  37,835
                                                                      =========

    Liabilities and Stockholders' Deficit

Due to Organizers ................................................      120,000
Accounts payable .................................................        8,308
                                                                      ---------

       Total liabilities .........................................      128,308
                                                                      ---------

Commitments (Note 3)

Stockholders' deficit:
    Preferred stock, no par value, 1,000,000 shares
       authorized, none issued or outstanding ....................            -
    Common stock, $.01 par value, 9,000,000 shares
       authorized, none issued or outstanding ....................            -
    Deficit accumulated during the development stage .............      (90,473)
                                                                      ---------

       Total stockholders' deficit ...............................      (90,473)
                                                                      ---------

       Total .....................................................    $  37,835
                                                                      =========

See Accompanying Notes to Financial Statements.

                          MARCO COMMUNITY BANCORP, INC.
                          (A Development Stage Company)

                             Statement of Operations

                                                                   Period from
                                                                     June 1,
                                                                  2002 (Date of
                                                                  Inception) to
                                                                    January 31,
                                                                    -----------
                                                                       2003
                                                                       ----
Organizational expenses ........................................   $     90,473
                                                                   ------------

    Net loss accumulated during the development stage ..........   $    (90,473)
                                                                   ============

See Accompanying Notes to Financial Statements.

                          MARCO COMMUNITY BANCORP, INC.
                          (A Development Stage Company)

                  Statement of Changes in Stockholders' Deficit

        Period from June 1, 2002 (Date of Inception) to January 31, 2003

                                                                                              Total
                                           Preferred         Common        Accumulated    Stockholders'
                                             Stock           Stock          Deficit         Deficit
                                             -----           -----          -------         -------
Net loss accumulated during the
    development stage ...................  $    -                -            (90,473)         (90,473)
                                           ------          -------         ----------       ----------

Balance at January 31, 2003 .............  $    -                -            (90,473)         (90,473)
                                           ======          =======         ==========       ==========

See Accompanying Notes to Financial Statements.

                          MARCO COMMUNITY BANCORP, INC.
                          (A Development Stage Company)

                             Statement of Cash Flows

                                                                                          Period from
                                                                                            June 1,
                                                                                         2002 (Date of
                                                                                         Inception) to
                                                                                           January 31,
                                                                                           -----------
                                                                                              2003
                                                                                              ----
Cash flows used in organizational activities during the development stage:
    Net loss accumulated during the development stage .............................       $  (90,473)
    Increase in accounts payable ..................................................            8,308
                                                                                          ----------

        Cash flows used in organizational activities during the
           development stage ......................................................          (82,165)
                                                                                          ----------

Cash flows used in investing activity-
    Deposit for land ..............................................................          (25,000)
                                                                                          ----------

Cash flows from financing activity-
    Proceeds received from organizers .............................................          120,000
                                                                                          ----------

Net change in cash ................................................................           12,835

Cash at beginning of period .......................................................                -
                                                                                          ----------

Cash at end of period .............................................................       $   12,835
                                                                                          ==========

Supplemental disclosures of cash flow information-
 Cash paid during period for:
    Interest ......................................................................       $        -
                                                                                          ==========

    Income taxes ..................................................................       $        -
                                                                                          ==========

See Accompanying Notes to Financial Statements.

                          MARCO COMMUNITY BANCORP, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

              At January 31, 2003 and the Period from June 1, 2002
                     (Date of Inception) to January 31, 2003

(1) Summary of Significant Accounting Policies
   General. Marco Community Bancorp, Inc. (the "Company") was incorporated on
        January 28, 2003 in the State of Florida. The Company intends to file for approval from the Board of Governors of the Federal Reserve System to become a one-bank holding company and plans to acquire 100% of the outstanding shares of Marco Community Bank (the "Bank"), which is planned to be incorporated and organized in Marco Island, Florida. The operations of the Company, which initially are intended to consist solely of the ownership of the Bank, have not commenced as of January 31, 2003. Therefore, with the exception of organizational costs which are being expensed when incurred, accounting policies have not been established. The Company has adopted a fiscal year end of December 31.

   Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Organization
   On September 30, 2002, the Organizers of the Company filed an application for authority to organize a state-chartered bank with the Comptroller of the State of Florida, Department of Banking and Finance which they have deemed complete.

(3) Commitments
   The Company has entered into a purchase agreement dated May 10, 2002 to purchase a parcel of land for $850,000 for which they have paid a $25,000 deposit. The Bank intends to construct its main office at this location. The Company expects to close on the purchase of this property in March, 2003. The purchase is expected to be financed with a loan from a financial institution.

                                                                     (continued)

                          MARCO COMMUNITY BANCORP, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(4) Sale of Common Shares and Warrants
   The Company plans to offer a total of 1,300,000 shares of its common stock to the public. (1) During the initial offering period 1,000,000 shares will be included in units with a unit consisting of one share of common stock and one purchase warrant. The price per unit is expected to be $9. A total of 1,000,000 units will be offered for sale. Each warrant entitles the holder thereof to purchase one-quarter of one share of additional common stock for $9 per share during the 24 month period following the commencement of banking operations. No fractional shares will be issued. (2) After the sale of 1,000,000 units has been completed, 250,000 shares will be available to holders of the warrants. However there can be no assurance given that any of the warrants will be exercised. In addition, after commencement of banking operations, the Company plans to offer an additional 300,000 shares with no warrant attached at $9 a share.

(5) Due to Organizers
   The Organizers of the Bank contributed $120,000 to the Bank for organizational expenses incurred by the Bank. The Organizers will be reimbursed from proceeds of the stock offering.

(6) Subsequent Events
   On February 27, 2003, the Company obtained a $1,100,000 line of credit from the Independent Bankers' Bank of Florida, Lake Mary, Florida. The line bears interest at the prime rate minus one-half percent, with a floor of 4%. It is unsecured, but guaranteed by the Company's organizers. The Company has drawn $850,000 on the line to purchase the site of its proposed main office.

   On April 7, 2003, the Company extinguished its $180,000 ($120,000 at
        January 31, 2003) in debts to its organizers by issuing 1,800 shares of its Class A Preferred Stock, $0.01 par value ("Preferred Stock"). The Preferred Stock may be redeemed by the Company at any time for $100 per share and will only pay a dividend when and if declared by the Board of Directors. Holders of the Preferred Stock do not have voting rights, but do have a liquidation preference in the event the Company is liquidated or dissolved. Following the issuance of the Preferred Stock, $180,000 of the Company's liabilities was converted to stockholders' equity.

                                   APPENDIX A


                                ESCROW AGREEMENT

                                     [LOGO]

                      Independent Bankers' Bank of Florida

                                ESCROW AGREEMENT

This Escrow Agreement is entered into and effective this 18/th/ day of April,2003 by and between Marco Community Bancorp, Inc., a Florida corporation (the "Company') and the Independent Bankers' Bank of Florida ("Escrow Agent" or "Agent").

WITNESSETH:

WHEREAS, the Company proposes to offer for sale, as the first two phases of a three phase offering, up to 1,000,000 units composed of 1,000,000 shares of its $0.01 par value common stock and 1,000,000 warrants to purchase one-quarter share of common stock (the "Units"), which Units shall be registered under the Securities Act of 1933, as amended, at a price of $9.00 each ("Offering"); and

WHEREAS, the Company has requested the Escrow Agent to serve as the depository for the payment of subscription proceeds ("Payments") received by the Company from investor(s) who are subscribing to Units pursuant to, and in accordance with, the terms and conditions contained in the Company's Prospectus and Order Form; and

WHEREAS, the Offering will terminate at the earlier of 5:00 P.M. Eastern Time, 90 Days after the Effective Date of the Company's Registration Statement, unless extended by the Company for up to an additional 60 days; or until the maximum number of Units are subscribed to.

NOW THEREFORE, in consideration of the premises and understandings contained herein, the parties agree as follows:

(1) The Company hereby appoints and designates the Escrow Agent for the purposes set forth herein. The Escrow Agent acknowledges and accepts said appointment and designation. The Company understands that the Escrow Agent, by accepting said appointment and designation, in no way endorses the merits of the Offering or the Units. The Company agrees to notify any person acting on its behalf that the position of Escrow Agent does not constitute such an endorsement, and to prohibit said persons from the use of the Escrow Agent's name as an endorser of the offering. The Company further agrees to allow the Escrow Agent to review any sales literature in which the Agent's name appears and which is used in connection with the Offering.

(2) The Company may accept, in whole or in part, Order Forms and payments for subscribed to Units ("Subscription Funds"), and forward all such accepted payments and copies of all such accepted Order Forms to the Company within ten calendar days after their receipt by the Company. Upon receipt of Subscription Funds, the Escrow Agent shall deposit the Subscription Funds into the escrow account. The Company shall return Subscription Funds for any wholly rejected subscription to the subscriber.

(3) Subscription Funds shall be held and disbursed by the Escrow Agent in accordance with the terms of this Agreement.

(4) In the event any Subscription Funds are dishonored for payment for any reason, the Escrow Agent agrees to orally notify the Company thereof as soon as practicable and to confirm same in writing and to return due dishonored Subscription Funds to the Company in the form in which they were delivered.

(5) Should the Company elect to accept a subscription for less than the number of shares shown in the purchaser's Order Form, by indicating such lesser number of shares on the written acceptance of the Company transmitted to the Escrow Agent, the Agent shall remit within 20 calendar days thereafter to such subscriber at the address shown in his Subscription Agreement that amount of his Subscription Funds in excess of the amount which constitutes full payment for the number of subscribed shares accepted by the Company as shown in the Company's written acceptance, without interest or diminution

(6) Definitions as used herein:

(a) "Total Receipts" shall mean the sum of all Subscription Funds delivered to the Escrow Agent pursuant to Paragraph (2) hereof, less (i) all Subscription Funds returned pursuant to Paragraphs (4) and (5) hereof and (ii) all Subscription Funds which have not been paid by the financial institution upon which they are drawn.

(b) "Expiration Date" shall mean 5:00 P.M., Eastern Time, 90 days after the Effective Date of the Company's Registration Statement; provided, however, in the event that the Escrow Agent is given oral notification followed in writing, by the Company that it has elected to extend the offering to a date not later than 60 additional days, then the Expiration Date shall mean 5:00 P.M., Eastern Time, on the date to which the Offering has been extended. The Company will notify the Escrow Agent of the effective date of the Offering Circular as soon as practicable after such date has been determined.

(c) "First Closing Date" shall mean the business day on which the Company, after determining that all of the Offering conditions have been met, selects in its sole discretion. The First Closing Date shall be confirmed to the Escrow Agent in writing by the Company.

(d) "Escrow Release Conditions" shall mean that (i) the Company has not canceled the Offering; and (ii) that the Company has received preliminary approval from the appropriate regulatory entity to charter Marco Community Bank, as well as preliminary approval for deposit insurance from the FDIC.

(7) If, on or before the Expiration Date, (i) the Total Receipts held by the Escrow Agent equal or exceed $7,200,000 and (ii) the Escrow Release Conditions have been met, the Escrow Agent shall:

(a) No later than 10:00 A.M., Eastern Time, one day prior to the First Closing Date, deliver to the Company all Order Forms provided to the Escrow Agent; and

(b) On the First Closing Date, no later than 10:00 A.M., Eastern Time, upon receipt of 24 hour written instructions from the Company, remit all amounts representing Total Receipts, plus any profits or earnings, held by the Escrow Agent pursuant hereto to the Company in accordance with such instructions.

(8) If a First Closing Date occurs, then at the earlier of: (i) the Expiration Date; or (ii) the day after the date subscriptions for 10,000,000 Units are received and accepted, the Escrow Agent shall:

(a) No later than 10:00 A.M., Eastern Time, deliver to the Company all Order Forms provided to the Escrow Agent; and

(b) No later than 10:00 A.M., Eastern Time, upon receipt of 24 hour written instructions from the Company, remit all amounts representing Total Receipts, plus any profits or earnings, held by the Escrow Agent pursuant hereto to the Company in accordance with such instructions.

(9) If (i) the Escrow Release Conditions are not met by the Expiration Date, or
(ii) the Offering is canceled by the Company at any time prior to the Expiration Date, then the Escrow Agent shall promptly remit to each subscriber at the address set forth in his Order Form an amount equal to the amount of his Subscription Funds thereunder, plus any profits or earnings thereon. The earnings accruing to any individual subscriber under this paragraph shall be a prorated share of the gross earnings on all funds under escrow net of expenses, weighted by the amount and the duration of the funds tendered for the individual subscription. Under no circumstances will earnings accrue to any subscription canceled for any reason other than those provided for in this paragraph.

(10) Pending disposition of the Subscription Funds under this Agreement, the Escrow Agent will invest collected Subscription Funds, in $1,000 increments above a maintained balance of $50,000, in overnight repurchase agreements collateralized at 102% with obligations of the United States Treasury or United States Government Agencies. These repurchase agreement transactions will earn interest at a market rate to be set by the seller.

(11) The obligations as Escrow Agent hereunder shall terminate upon the Agents transferring all funds held hereunder pursuant to the terms of Paragraphs (7),
(8) or (9) herein, as applicable.

(12) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, or other paper or document which the Agent believes to be genuine and what it purports to be.

(13) The Escrow Agent shall not be liable for anything which the Agent may do or refrain from doing in connection with this Escrow Agreement, except for the Agent's own gross negligence or willful misconduct.

(14) The Escrow Agent may confer with legal counsel in the event of any dispute or questions as to the construction of any of the provisions hereof, or the Agent's duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the opinions and instructions of such counsel. Any and all expenses and legal fees in this regard will be paid by the Company.

(15) In the event of any disagreement between the Company and any other person re- sulting in adverse claims and demands being made in connection with any Subscription Funds involved herein or affected hereby, the Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any Subscription Funds then held under this Agreement, and in so doing shall be entitled to continue to refrain from acting until (a) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court in Orange County, Florida assuming and having jurisdiction of the Subscription Funds involved herein or affected hereby or (b) all differences shall have been adjusted by agreement and the Agent shall have been notified in writing of such agreement signed by the parties hereto. In the event of such disagreement, the Agent may, but need not, tender into the registry or custody of any court of competent jurisdiction in Orange County, Florida all money or property in the Agent's hands under the terms of this Agreement, together with such legal proceedings as the Agent deems appropriate and thereupon to be discharged from all further duties under this Agreement. The filing of any such legal proceeding shall not deprive the Agent of compensation earned prior to such filing. The Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve the Agent in any cost, expense, loss or liability unless indemnification shall be furnished.

(16) The Escrow Agent may resign for any reason, upon thirty (30) days written notice to the Company. Upon the expiration of such thirty (30) day notice period, the Escrow Agent may deliver all Subscription Funds and Subscription Agreements in possession under this Escrow Agreement to any successor Escrow Agent appointed by the Company, or if no successor Escrow Agent has been appointed, to any court of competent jurisdiction. Upon either such delivery, the Escrow Agent shall be released from any and all liability under this Escrow Agreement. A termination under this paragraph shall in no way change the terms of Paragraphs (17) and (18) affecting reimbursement of expenses, indemnity and fees.

(17) The Escrow Agent will charge the Company for services hereunder a fee of $750.00, plus an additional fee of $5.00 for each check issued, $10.00 for each wire transfer, $5.00 for each e-mail or facsimile transmission and $.50 for each photo copy necessitated in the performance of duties, with total fees for services not to exceed $1,000.00. All actual expenses and costs incurred by the Agent in performing obligations under this Escrow Agreement will be paid by the Company. All fees and expenses shall be paid within five days of the First Closing Date by the Company. Any subsequent fees and expenses will be paid by the Company upon receipt of invoice.

(18) All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, to the respective addresses set forth herein. The Escrow Agent shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any condition, unless the Escrow Agent has actually received written notice thereof from the Company or its authorized representative clearly referring to this Escrow Agreement.

(19) The rights created by this Escrow agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon the successors and assigns of the Escrow Agent and the parties hereto.

(20) This Escrow Agreement shall be construed and enforced according to the laws of the State of Florida.

(21) This Escrow Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have completed all duties hereunder.

(22) This Escrow Agreement may be executed in several counterparts, which taken together shall constitute a single document.

(23) This Escrow Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the transactions described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

(24) If any provision of this Escrow Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

(25) The Company shall provide the Escrow Agent with its Employer Identification Number as assigned by the Internal Revenue Service. Additionally, the Company shall complete and return to the Escrow Agent any and all tax forms or reports required to be maintained or obtained by the Escrow Agent.

(26) The authorized signature of the Escrow Agent hereto is consent that a signed copy hereof may be filed with the various regulatory authorities of the State of Florida and with any Federal Government agencies or regulatory authorities.

In agreement and acceptance of the Independent Bankers' Bank of Florida Escrow Agreement between Marco Community Bancorp, Inc., for the purpose of organizing a financial institution to be known as Marco Community Bancorp Incorporated and the Independent Bankers' Bank of Florida.

MARCO COMMUNITY BANCORP, INC.
1122 North Collier Boulevard
Chamber of Commerce Plaza
Marco Island, Florida 34145
Phone: (239) 394-3901
Fax: (239) 394-3901

By:   /s/ Michael A. Micallef
      Michael A. Micallef, President

INDEPENDENT BANKERS' BANK OF FLORIDA
615 Crescent Executive Court, Suite 400
Lake Mary, Florida 32746-2109
Phone: (407) 541-1620
Fax: (407) 541-1663

By:   /s/ Michael Martin
      Michael Martin, Vice President

                                   APPENDIX B



                                2003 WARRANT PLAN

                          MARCO COMMUNITY BANCORP, INC.
                                2003 Warrant Plan

                                    ARTICLE I
                               PURPOSE OF THE PLAN

     The Board of Directors of Marco Community Bancorp, Inc. ("Company") has determined that it is in the best interests of the Company to issue Warrants to purchase the Company's Common Stock in connection with the Company's initial public offering of Common Stock. The Company proposes to issue up to 1,000,000 shares of Common Stock and Warrants to purchase Common Stock in Units. Each Unit will contain one share of Common Stock and one Warrant which will entitle the holder thereof to purchase one-quarter of one share of additional Common Stock. Therefore the Board of Directors, in order to provide for the above, has adopted this Warrant Plan ("Plan") on the date set forth herein.

                                   ARTICLE II
                                SCOPE OF THE PLAN

     Section 1. Definitions. Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

             a.   "Board" means the Board of Directors of the Company.

             b. "Call Date" means the date established by the Board upon which some or all of the Warrants must be exchanged for shares and if not so exchanged upon which such Warrants shall expire.

             c. "Common Stock" means the $0.01 par value common stock of the Company.

             d. "Expiration Date" shall be 5:00 p.m. on the second anniversary of Marco Community Bank opening for business, or 5:00 p.m. on the Call Date, whichever comes sooner.

             e. "Plan" means this Warrant Plan as adopted by the Board as set forth herein and as amended from time to time.

             f. "Warrant" means the right to purchase additional shares of Common Stock.

             g. "Warrant Certificate" means the evidence of ownership of Warrants, as executed and issued by the Company.

     Section 2. Warrants. There is hereby authorized 1,000,000 Warrants, each of which shall be redeemable for one-quarter share of Common Stock of the Company. Warrants shall be included only in Units offered by the Company in its initial stock offering. Any Warrants not issued in connection with the initial stock offering shall automatically expire. Warrants may be redeemed by the Board at anytime after their one year anniversary.

     Section 3. Call and Extension Options. The Board may call some or all of the Warrants issued and outstanding anytime after the expiration of a one year period following the opening of Marco Community Bank. Warrants may be called on a pro-rata basis, or in their entirety, from all Warrant holders. If such action is taken by the Board, each Warrant holder shall be given written notice thereof and shall have 30 days from the date of such notice to present to the Company the Warrants so called, along with payment therefore as required in Section 10 herein. Warrants not presented for exchange during this period shall expire at 5:00 p.m. on the 30th day following the date of such notice.

     In addition, prior to the Expiration Date, the Board may extend the term of the Warrants for up to six additional months.

     Section 4. Form of Warrants. The certificates evidencing the Warrants (the "Warrant Certificates") shall be substantially in the form set forth in Exhibit A attached hereto, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with provisions of this Plan, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or to conform to usage. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions of this Agreement and of such Warrant Certificate, to purchase, in whole share amounts only, one-quarter fully paid and non-assessable share of Common Stock for each Warrant evidenced by such Warrant Certificate, at $9.00 per share.

     Section 5. Issuance of Warrants. The Warrant Certificates when issued shall be dated and signed on behalf of the Company, manually or by facsimile signature, by any two of its Chairman of the Board, Chief Executive Officer, President, or Secretary under its corporate seal, if any. The seal of the Company, if any, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrants.

     Section 6. Registration of Warrant Certificates; Registered Owners. The Company shall maintain or cause to be maintained books for registration of ownership and transfer of ownership of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each such Warrant Certificate. The Company may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise of such Warrants and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     Section 7. Registration of Transfers and Exchanges; Transfer Restriction. The Company shall transfer from time to time, any outstanding Warrants upon the books to be maintained by the Company for that purpose, upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Assignment duly filled in and executed and accompanied by a Common Stock Certificate evidencing an equal number of shares to be transferred, to the Company, at its office in Marco Island, Florida at any time prior to the Expiration Date. Upon receipt of a

Warrant Certificate, with the Form of Assignment duly completed and executed, the Company shall promptly deliver a Warrant Certificate or Certificates representing an equal aggregate full number of Warrants to the transferee; provided, however, in case the registered holder of any Warrant Certificate shall elect to transfer fewer than all of the Warrants evidenced by such Warrant Certificate, the Company in addition shall promptly deliver to such registered holder a new Warrant Certificate or Certificates for the full number of Warrants not so transferred.

     Subject to Section 9 hereof, any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for Warrant Certificates of different denominations (subject to a minimum denomination of 100 warrants), of like tenor and representing in the aggregate the same number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment duly completed and executed, on or prior to the Expiration Date.

     Warrants may only be transferred to: (i) a parent, sibling, spouse, child, or grandchild of the holder; (ii) to a pension or profit sharing plan of which the holder or holder's spouse is a beneficiary; (iii) to a business entity or trust owned or controlled by the holder or holder's spouse is a beneficiary; or
(iv) by a court order. In addition, the Company shall not effect any transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

     Section 8. Mutilated, Destroyed, Lost or Stolen Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in the case of loss, theft or destruction, receipt by the Company of indemnity or security reasonably satisfactory to them, and reimbursement to them of all reasonable expenses incidental thereto, and, in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, the Company shall deliver a new Warrant Certificate of like tenor representing in the aggregate the same number of Warrants.

     Section 9. Payment of Taxes. With respect to any Warrant, the Company will pay all documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant or any certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant or Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant or certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax if any, or shall have established to the satisfaction of the Company that such tax if required, has been paid.

     Section 10. Exercise, Purchase Price and Duration of Warrants. Subject to the provisions of this Warrant Plan, the holder of a Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to that holder), one-quarter fully paid and non-assessable share of Common Stock for each Warrant at the initial exercise price of $9.00 per share (subject to adjustment as provided in Section 12 hereof), upon the surrender of the Warrant Certificate evidencing such Warrant Agent on any business day prior to 5:00 p.m. on the Expiration Date, with the Form of Election to Exercise on the reverse thereof duly completed and executed, and payment of the Exercise Price in lawful money of the United States of America in cash or by cashiers' or certified check payable to the Company. The exercise price and the shares of Common Stock issuable upon exercise of a Warrant shall be subject to adjustment from time to time in the manner specified in Section 12 and, as initially established or as so adjusted, are referred to herein as the "Exercise Price" and the "Shares," respectively. The Warrants shall be so exercisable either as an entirety or from time to time in part at the election of the registered holder thereof except that the Company shall not be required to issue certificates in denominations of less than 100 shares. In the event that fewer than all Warrants evidenced by a Warrant Certificate are exercised at any time prior to 5:00 p.m. Eastern Standard Time on the Expiration Date a new Warrant Certificate will be issued for the Warrants not so exercised.

     No payments or adjustments shall be made for any cash dividends, whether paid or declared, on Shares issuable on the exercise of a Warrant.

     No fractional shares of Common Stock shall be issued upon exercise of a Warrant, but, in lieu thereof, there shall be paid to the registered holder of the Warrant Certificate evidencing such Warrant or other person designated on the Form of Election to Exercise as soon as practicable after date of surrender, an amount in cash equal to the fraction of the current market value of a share of Common Stock equal to the fraction of a share to which such Warrant related. For such purpose, the current market value of a share of Common Stock shall be the book value of the Common Stock as of the last day of the month immediately preceding the date of the Election to Exercise.

     Subject to Section 9 hereof, upon surrender of a Warrant Certificate, with the Form of Election to Exercise duly completed and executed, together with payment of the Exercise Price, the Company shall issue and deliver the full number of Shares issuable upon exercise of the Warrants tendered for exercise. Shares shall be deemed to have been issued, and any person so designated by the registered holder shall be deemed to have become the holder of record of a Share, as of the date of the surrender of the Warrant Certificate to which the Share relates and payment of the appropriate Exercise Price; provided, however, if the date of surrender of a Warrant Certificate shall occur within any period during which the transfer books for the Company's Common Stock are closed for any purpose, such person shall not be deemed to have become a holder of record of a Share until the opening of business on the day of reopening said transfer books, and certificates representing such Shares shall not be issuable until such day.

     Section 11. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, through the close of business on the Expiration Date, the number of Shares deliverable upon the exercise of all outstanding Warrants.

     The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and non-assessable.

     The shares allocated for such Warrants shall be included for registration under the Securities Act of 1933, and Rule 415 adopted thereunder, in a Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission.

     Section 12. Adjustment of Exercise Price and Number of Shares Purchasable. The Exercise Price and the number of Shares which may be purchased upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence, after the date hereof, if the Company shall (i) declare a dividend on the Common Stock payable in shares of common stock, (ii) subdivide the outstanding Common Stock into a greater number of shares or (iii) combine the outstanding Common Stock into a smaller number of shares, then the Exercise Price in effect on the record date for that dividend or on the effective date of that subdivision or combination, and/or the number and kind of shares of capital stock issuable on that date, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive solely the aggregate number and kind of shares of capital stock which, if the Warrant had been exercised immediately prior to that date, such holder would have owned upon exercise and been entitled to receive by virtue of that dividend, subdivision, or combination. The foregoing adjustments shall be made by the Company successively whenever any event listed above shall occur.

     Section 13. Notices to Warrant Holders. Upon any adjustment to the Exercise Price pursuant to Section 10 hereof, the Company within twenty calendar days thereafter shall cause to be given to the registered holders of outstanding Warrant Certificates at their respective addresses appearing on the Warrant Certificate register written notice of the adjustments by first-class mail, postage prepaid. Where appropriate, the notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

     Section 14. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the consent or concurrence of or notice to any holders of Warrant Certificates or Warrants in order to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to correct any defective provision, clerical omission, mistake or manifest error herein contained, or to make any other provision with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of the Warrant Certificates; provided that such action shall not adversely affect the interests of the holders of the Warrant Certificates or Warrants. Other amendments to this Agreement may be approved by a vote of at least 66 percent of the Company's shares.

     Section 15. Governing Law. This Plan and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by, construed and enforced in accordance with the laws of said State.

     Section 16. Benefits of This Plan. Nothing in this Plan shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates or Warrants any legal or equitable right, remedy or claim under this Plan; this Plan shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

                                    EXHIBIT A

                               Warrant Certificate

Certificate No.                  SUBJECT TO CALL              Number of Warrants

                       WARRANT CERTIFICATE FOR PURCHASE OF
                  COMMON STOCK OF MARCO COMMUNITY BANCORP, INC.
             (See Reverse side for Summary of Terms of Warrant Plan)

THIS CERTIFIES THAT, for value received, __________________________________, or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner to purchase, subject to the terms and conditions hereof and of the Warrant Plan referred to herein, at any time after the date hereof and prior to the Expiration Date (as herein defined), one-quarter share of Common Stock, par value $0.01 per share ("Shares"), of Marco Community Bancorp, Inc., a Florida corporation ("Company") at $9.00 per share ("Exercise Price"), payable in cash, or by cashiers check or other official bank check, payable to the Company. Warrants may be exercised by delivery and surrender of this Warrant Certificate, along with the form of Election to Exercise on the reverse hereof duly completed and executed together with payment of the Exercise Price at the office of the Company or its duly appointed agent.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject to all of the terms, provisions and conditions of that certain Warrant Plan dated as of March 3, 2003 (hereinafter called the "Warrant Plan"), adopted by the Company, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Plan and the summary of its terms set forth on the reverse side of this Warrant Certificate are hereby incorporated into this Warrant Certificate by reference and made a part hereof. The Warrant Plan sets forth the terms and conditions under which the exercise price for a Warrant, the number of shares to be received upon exercise of a Warrant, or both, may be adjusted. Reference is hereby made to the Warrant Plan for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Warrant Certificates or Warrants. In the event of any conflict between the provisions of this Warrant Certificate and the Warrant Plan, the provisions of the Warrant Plan shall control.

Copies of the Warrant Plan are available for inspection at the Company's Office, or may be obtained upon written request addressed to the Secretary, Mac Community Bancorp, Inc., 1122 North Collier Boulevard, Chamber of Commerce Plaza, Marco Island, Florida 34145. The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants or Shares, but shall make adjustments therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Plan.

The Warrants evidenced by this Warrant Certificate shall expire at 5:00 p.m. on the second anniversary of Marco Community Bank opening for business or sooner if called by The Board of Directors pursuant to the Warrant Plan. The day and time of expiration is referred to herein as the "Expiration Date".

IN WITNESS WHEREOF, Marc Community Bancorp, Inc. has caused this certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:                               SEAL

_____________________________________    _______________________________________
                            President         Chairman of the Board of Directors

Summary of Terms of Warrant Plan

The Warrant Plan provides that, upon the occurrence of certain events, the initial exercise price set forth on the face of this Warrant Certificate may, subject to specified conditions, be adjusted (such exercise price, as initially established or as adjusted from time to time, is referred to herein as the "Exercise Price"). If the Exercise Price is adjusted, the Warrant Plan provides that the number of shares which can be purchased upon the exercise of each Warrant represented by this Warrant Certificate and the type of securities or other property subject to purchase upon the exercise of each Warrant represented by this Warrant Certificate are subject to modification or adjustment.

The Warrants evidenced by this Warrant Certificate shall be exercisable until 5:00 p.m. on the second anniversary of Marco Community Bank opening for business or sooner if called in accordance with the Warrant Plan.

In the event that upon any exercise the number of Warrants exercised shall be fewer than the total number of Warrants represented hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the Warrants not so exercised.

No payment or adjustment will be made for any cash dividends, whether paid or declared, on any shares issuable upon exercise of a Warrant. The Company shall not be required to issue fractions of shares or any certificates which evidence fractional shares. In lieu of a fractional share, if any, there shall be paid to the registered holder of a Warrant with regard to which the fractional share would be issuable, an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Plan) of a share.

The Company may deem and treat the registered holder of this Warrant Certificate as the absolute owner hereof and of the Warrants represented by this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purposes of any exercise of such Warrants and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Prior to the exercise of the Warrants represented hereby, the registered holder of this Warrant Certificate, shall not be entitled to vote on or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, and nothing contained in the Warrant Plan or herein shall be construed to confer upon the holder of this Warrant Certificate, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders or to receive dividends or subscription rights or otherwise.

Warrants are callable any time after the expiration of a 12-month period following the opening of Marco Community Bank.

Upon surrender of this Warrant Certificate with the form of Assignment below duly completed and executed, a new Warrant Certificate or Certificates representing the Warrants represented by this Warrant Certificate will be issued to the transferee; provided, however, that if the registered holder of this Warrant Certificate elects to transfer fewer than all Warrants represented by this Warrant Certificate, a new Warrant Certificate for the Warrants not so transferred will be issued to such registered holder. This Warrant Certificate, together with other Warrant Certificates, may be exchanged by the registered holder for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate Warrants equal in number to the same full number of Warrants represented by this Warrant Certificate and any other Warrant Certificate so exchanged.

Warrants may only be transferred to: (i) a parent, sibling, spouse, child, or grandchild of the holder; (ii) to a pension or profit sharing plan of which the holder or holder's spouse is a beneficiary; (iii) to a business entity or trust owned or controlled by the holder or holder's spouse is a beneficiary; or (iv) by a court order. In addition, the Company shall not effect any transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

                              [Form of Assignment]

For value received _____________________ hereby sells, assigns and transfers unto__________________________ this Warrant Certificate and all right, title and interest therein, and to the Warrants represented thereby, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant represented by Warrant Certificate number ________________ on the books of The Company with full power of substitution in the premises.

Dated: _________________________

NOTE: The above signature must correspond with the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

                         [Form Of Election To Exercise]

The undersigned hereby irrevocably elects to exercise ___________ Warrants evidenced by this Warrant Certificate, to purchase _________ full shares of the Common Stock of the Company ("Shares") and herewith tenders payment for such Shares in the amount of $________in accordance with the terms hereof. The undersigned hereby acknowledges receipt of a Prospectus, including amendments and supplements thereto relating to the Offering of the Common Stock to be acquired in connection with this transaction.

Dated: _________________

Social Security Number:
Name of Registered holder of Warrant (Please Print): ______________________ Address (Please Print): ___________________________________________________
Signature: ___________________________________________

NOTE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever. If the holder hereof is hereby electing to exercise fewer than all Warrants represented by this Warrant Certificate and is requesting that a new Warrant Certificate evidencing the Warrants not exercised be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder of this Warrant Certificate must be guaranteed.

Signature Guaranteed:

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. In this prospectus, "the Company," "we," and "our" refer to Marco Community Bancorp, Inc., a Florida corporation.

                            TABLE OF CONTENTS:

                                                                         Page
Prospectus Summary ..............................................           1
Risk Factors ....................................................           4
Cautionary Statement Regarding Forward Looking Statements .......           6
Terms of Offering ...............................................           7
Use of Proceeds .................................................          11
Capitalization ..................................................          13
Description of Properties .......................................          13
Dividend Policy .................................................          14
Supervision and Regulation ......................................          14
Management's Discussion and Analysis of Financial Condition
     and Results of Operations ..................................          19
Business of the Company .........................................          20
Business of the Bank ............................................          20
Management and Stock Ownership ..................................          26
Director Compensation ...........................................          29
Executive Compensation ..........................................          29
Transactions with Related Parties ...............................          30
Description of Securities .......................................          30
Indemnification .................................................          31
Legal Proceedings ...............................................          32
Legal Matters ...................................................          32
Experts .........................................................          32
Additional Information ..........................................          32
Financial Statements ............................................         F-1
Escrow Agreement ................................................  Appendix A
2003 Warrant Plan ...............................................  Appendix B


                         Up to 1,000,000 Units Composed
                       of 1,000,000 Shares of Common Stock
                       and 1,000,000 Warrants to Purchase
                              One-Quarter Share of
                         Common Stock, and up to 300,000
                             Shares of Common Stock


                            Marco Community Bancorp
                                    MCB[LOGO]


                            ------------------------

                                   PROSPECTUS

                            ------------------------


                                   May 9, 2003

PHASE I AND PHASE II                               MARCO COMMUNITY BANCORP, INC.
STOCK ORDER FORM
& CERTIFICATION

Note:  Please carefully read the Order Form Guide and Instructions
================================================================================

Deadline: The offering began on May 9, 2003. A condition of the offering is that the minimum offering (sale of 800,000 units, each unit consisting of one share of common stock and one warrant entitling the holder thereof to purchase one quarter of one share of additional common stock) must be completed on or before August 7, 2003, unless extended by the Board of Directors for up to an additional 60 days, or the offering will be terminated. If the minimum offering is consummated, the first two phases will continue until a total of 1,000,000 units have been sold, or until 5:00 p.m., on October 6, 2003, unless terminated by us beforehand.

--------------------------------------------------------------------------------
Number of Units
--------------------------------------------------------------------------------

       (1) Number of Units           Price Per Unit        (2) Total Amount Due

           ----------------                                    -----------------
                             x       $9.00            =        $
           ----------------                                    -----------------

The minimum number of units that may be subscribed for is 100. Except for our directors and employees, the maximum any individual and their related party may subscribe for in the offering is 20,000 units.

--------------------------------------------------------------------------------
Method of Payment
--------------------------------------------------------------------------------

(3) Enclosed is a check, bank draft or money order payable to INDEPENDENT BANKERS' BANK OF FLORIDA FOR MARCO COMMUNITY BANCORP, INC. for $______________.

--------------------------------------------------------------------------------
Broker Name and Address
--------------------------------------------------------------------------------

(4) If purchased for a brokerage account, please list the name, address, and phone number in the space provided. Please be advised that no commissions will be paid on any sales.

Company Name:__________________________     City:_______________________________

Broker Name:___________________________     State:___________ Zip Code:_________

Street Address:________________________     Phone Number:_______________________

Stock Registration         ONE OWNERSHIP PER ORDER FORM

--------------------------------------------------------------------------------
(5) Form of stock ownership
--------------------------------------------------------------------------------

    [_] Individual             [_] Corporation                            [_] Partnership

    [_] Joint Tenants          [_] *Uniform Transfer or Gift to Minors    [_] IRA (Custodian Name
                                                                              Required)

    [_] Tenants in Common      [_] Tenant by the Entireties               [_] Fiduciary/Trust
                                    (husband and wife only)                   (Under Agreement Dated ________)

                    * Minor's Social Security Number Required

    ----------------------------------------------------------------------------

    Name                                            Social Security or Tax I.D.

    ----------------------------------------------------------------------------

    Name                                            Daytime Telephone

    ----------------------------------------------------------------------------

    Street Address                                  Evening Telephone

    ----------------------------------------------------------------------------

    City         State        Zip Code              State of Residence

    ----------------------------------------------------------------------------

OFFICE USE: Date Received________   Check #_______   Amount $_________  Order #_______  Category _______ Initials ______

NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

     [_] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation with Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the units subscribed for herein for a period of three months following the issuance, and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

--------------------------------------------------------------------------------
Acknowledgments
--------------------------------------------------------------------------------

By signing below:

1. I acknowledge receipt of the Prospectus dated May 9, 2003. I understand that I may not change or revoke my order once it is received by Marco Community Bancorp, Inc. I also certify that this order is for my account and not for resale.

2.   I certify that:

     (i) the social security number or taxpayer identification number given herein is correct; and
     (ii) I am not subject to backup withholding.

     If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out Item (ii) above.

3. I acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

4. I acknowledge that Marco Community Bancorp, Inc. has the right to accept or reject this Stock Order Form in whole or in part.

5.   I certify that I am a bona fide resident of:

     [_] Marco Island, Goodland or Isle of Capri, Florida or the subdivisions in unincorporated Collier County, Florida known as Fiddlers Creek or located on Mainsail Drive; or

     [_]  Another part of Florida.

--------------------------------------------------------------------------------

THIS FORM MUST BE SIGNED AND DATED. THIS ORDER IS NOT VALID IF THE ORDER FORM IS NOT SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS.

When purchasing as a custodian, corporate officer, etc.; include your full title.

--------------------------------------------------------------------------------
Signature                 Title (if applicable)                    Date
--------------------------------------------------------------------------------

1.
--------------------------------------------------------------------------------

2.
--------------------------------------------------------------------------------

3.
--------------------------------------------------------------------------------
THE UNITS OFFERED HEREBY ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

    RETURN THIS FORM TO:  Marco Community Bancorp, Inc.
                          Post Office Box 1340
                          Marco Island, Florida 34146

                          Marco Community Bancorp, Inc.

                        ORDER FORM GUIDE AND INSTRUCTIONS

================================================================================
Instructions
================================================================================

Items 1 and 2 - Fill in the number of units that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of units by the purchase price of $9.00 per unit. The minimum purchase is 100 units and the maximum purchase is 20,000 units, unless you are one of our employees or directors. In addition, all person's purchases are aggregated, together with associates of, and persons acting in concert with such person, to determine the maximum permissible purchase.

Marco Community Bancorp, Inc. ("MCBI") has reserved the right to reject any subscription received in the offering, in whole or in part.

Item 3 - Payment for units or shares may be made by check, bank draft or money order made payable to "INDEPENDENT BANKERS' BANK OF FLORIDA FOR MARCO COMMUNITY BANCORP, INC." PLEASE DO NOT MAIL CASH. Your funds will be returned promptly with interest if the offering is terminated.

Item 4 - If purchasing for a brokerage account, please list the name, address and phone number in this box.

Item 5 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of MCBI's common stock and warrants. Print the name(s) in which you want the shares and warrants registered and the mailing address of the shareholder. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.," "Mr.," "Dr.," "special account," etc.

PLEASE SEE YOUR LEGAL OR FINANCIAL ADVISOR IF YOU ARE UNSURE ABOUT THE CORRECT REGISTRATION OF YOUR STOCK.

Individual - The shares and warrants are to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may include two or more owners. When shares or warrants are held by tenants in common, upon the death of one co-tenant, ownership of the shares or warrants will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares or warrants held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make unit or share purchases from their IRA accounts through a pre-arranged "trustee-to-trustee" transfer. Shares and warrants may only be held in a self-directed IRA. MCBI will not offer a self-directed IRA. The Subscription Agreement must be completed and executed by the IRA Custodian. Please contact your Custodian if you have any questions about your IRA account.

Uniform Transfer or Gift to Minors - For residents of many states, shares and warrants may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, shares or warrants may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the shares or warrants with the adult custodian being responsible for the investment until the child reaches legal age.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" and "Unif Tran Min Act" or "Unif Gift Min Act" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, shares or warrants held by John Doe as custodian for Susan Doe under the Florida Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act. FL. Use the minor's Social Security Number. Only one custodian and one minor may be designated.

Joint Tenants - Joint Tenants with right of survivorship identifies two or more owners. When shares or warrants are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants by the Entireties - Husband and wife only. Essentially the same as Joint Tenants.

Corporation/Partnership - Corporations/Partnerships may purchase units or shares. Please provide the Corporation's/Partnership's legal name and Tax I.D.

Fiduciary/Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares or warrants may not be registered in a fiduciary capacity.

On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock or warrants in the case of a trust is: "John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement dated June 9, 1987."

--------------------------------------------------------------------------------
Definition of Associate
--------------------------------------------------------------------------------

A person's associates consist of the following: (1) any corporation or other organization (other than MCBI) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of MCBI in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (3) any spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of MCBI.

PHASE III                                          MARCO COMMUNITY BANCORP, INC.
STOCK ORDER FORM
& CERTIFICATION

Note:  Please read the Order Form Guide and Instructions

================================================================================

Deadline: The third phase will continue until the earlier of: (i) December 15, 2003; or (ii) when 300,000 shares of common stock have been sold.

--------------------------------------------------------------------------------
Number of Shares
--------------------------------------------------------------------------------
     (1) Number of Shares       Price Per Shares         (2) Total Amount Due

          -------------                                       ------------
                                 x        $9.00     =          $
          -------------                                       ------------

The minimum number of units that may be subscribed for is 100. Eligible business depositors of Marco Community Bank may subscribe for up to 2,000 shares and eligible individual depositors of Marco Community Bank may subscribe for up to 750 shares.

--------------------------------------------------------------------------------
Method of Payment
--------------------------------------------------------------------------------

(3) Enclosed is a check, bank draft or money order payable to MARCO COMMUNITY BANCORP, INC. for $______________.

--------------------------------------------------------------------------------
Broker Dealer Name and Address
--------------------------------------------------------------------------------

(4) If purchased through a broker/dealer, please list the name, address, and phone number in the space provided.

 Company Name:______________________    City:___________________________________

 Broker Name:_______________________    State:______________   Zip Code:________

 Street Address:____________________    Phone Number:___________________________

--------------------------------------------------------------------------------
Stock Registration              ONE OWNERSHIP PER ORDER FORM
--------------------------------------------------------------------------------

(5) Form of stock ownership

    [_] Individual              [_] Corporation                             [_] Partnership

    [_] Joint Tenants           [_] *Uniform Transfer or Gift to Minors     [_] IRA (Custodian Required)

    [_] Tenants in Common       [_] Tenant by the Entireties                [_] Fiduciary/Trust(Under Agreement Dated ________)
                                    (husband and wife only)

                    * Minor's Social Security Number Required

    ------------------------------------------------ ---------------------------
    Name                                             Social Security or Tax I.D.

    ------------------------------------------------ ---------------------------
    Name                                             Daytime Telephone

    ------------------------------------------------ ---------------------------
    Street Address                                   Evening Telephone

    ------------------------------------------------ ---------------------------
    City                State          Zip Code      State of Residence

    ------------------------------------------------ ---------------------------

------------------------------------------------------------------------------------------------------------------------------------
OFFICE USE:  Date Received____________  Check#_________  Amount$___________   Order#________  Category________  Initials _________

------------------------------------------------------------------------------------------------------------------------------------

NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)


    [_] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD" ), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation with Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the units subscribed for herein for a period of three months following the issuance, and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

--------------------------------------------------------------------------------
Acknowledgments
--------------------------------------------------------------------------------

By signing below:

1. I acknowledge receipt of the Prospectus dated May 9, 2003. I understand that I may not change or revoke my order once it is received by Marco Community Bancorp, Inc. I also certify that this order is for my account and not for resale.

2.   I certify that:

     (i) the social security number or taxpayer identification number given herein is correct; and
     (ii) I am not subject to backup withholding.

     If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out Item (ii) above.

3. I acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

4. I acknowledge that Marco Community Bancorp, Inc. has the right to accept or reject this Stock Order Form in whole or in part.

5.   I certify that I am a bona fide resident of the State of Florida.

6. I agree to maintain my account(s) with Marco Community Bank, as required by the terms of the Prospectus.

================================================================================

THIS FORM MUST BE SIGNED AND DATED. THIS ORDER IS NOT VALID IF THE ORDER FORM IS NOT SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS.

When purchasing as a custodian, corporate officer, etc.; include your full title.
--------------------------------------------------------------------------------

Signature                      Title (if applicable)               Date
--------------------------------------------------------------------------------

1.
--------------------------------------------------------------------------------

2.
--------------------------------------------------------------------------------

3.
--------------------------------------------------------------------------------
THE UNITS OFFERED HEREBY ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     RETURN THIS FORM TO:         Marco Community Bancorp, Inc.
                                  1122 North Collier Boulevard
                                  Chamber of Commerce Plaza
                                  Marco Island, Florida 34145

                          Marco Community Bancorp, Inc.

                        ORDER FORM GUIDE AND INSTRUCTIONS

================================================================================
Instructions
================================================================================

Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of units by the purchase price of $9.00 per unit. The minimum purchase is 100 units and the maximum purchase is either 2,000 shares or 750 shares, depending on whether you are an eligible business or personal depositor at Marco Community Bank. In addition, all person's purchases are aggregated, together with associates of, and persons acting in concert with such person, to determine the maximum permissible purchase.

Marco Community Bancorp, Inc. ("MCBI") has reserved the right to reject any subscription received in the offering, in whole or in part.

Item 3 - Payment for units or shares may be made by check, bank draft or money order made payable to "MARCO COMMUNITY BANCORP, INC." PLEASE DO NOT MAIL CASH. Your funds will be returned promptly with interest if the offering is terminated.

Item 4 - If purchasing through a broker/dealer please list the name, address and phone number in this box.

Item 5 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of MCBI's common stock and warrants. Print the name(s) in which you want the shares and warrants registered and the mailing address of the shareholder. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.," "Mr.," "Dr.," "special account," etc.

PLEASE SEE YOUR LEGAL OR FINANCIAL ADVISOR IF YOU ARE UNSURE ABOUT THE CORRECT REGISTRATION OF YOUR STOCK.

Individual - The shares and warrants are to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may include two or more owners. When shares or warrants are held by tenants in common, upon the death of one co-tenant, ownership of the shares or warrants will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares or warrants held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make unit or share purchases from their IRA accounts through a pre-arranged "trustee-to-trustee" transfer. Shares and warrants may only be held in a self-directed IRA. MCBI will not offer a self-directed IRA. Please contact MCBI if you have any questions about your IRA account.

Uniform Transfer or Gift to Minors - For residents of many states, shares and warrants may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, shares or warrants may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the shares or warrants with the adult custodian being responsible for the investment until the child reaches legal age.

FL Only - On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" and "FL Unif Tran Min Act" or "FL Unif Gift Min Act" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Use the minor's Social Security Number. Only one custodian and one minor may be designated.

Joint Tenants - Joint Tenants with right of survivorship identifies two or more owners. When shares or warrants are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants by the Entireties - Husband and wife only. Essentially the same as Joint Tenants.

Corporation/Partnership - Corporations/Partnerships may purchase units or shares. Please provide the Corporation's/ Partnership's legal name and Tax I.D.

Fiduciary/Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares or warrants may not be registered in a fiduciary capacity.

On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock or warrants in the case of a trust is: "John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement dated June 9, 1987."

--------------------------------------------------------------------------------
Definition of Associate
--------------------------------------------------------------------------------

A person's associates consist of the following: (1) any corporation or other organization (other than MCBI) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of MCBI in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (3) any spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of MCBI.